                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant  |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement

                              |_|  Confidential, for Use of the Commission Only
                                     (as permitted by Rule 14a-6(e)(2))

|X|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Under Rule 14a-12

                                  SOHU.COM INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             -----------------------
      (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN REGISTRANT)

Payment of Filing Fee (check the appropriate box):

|X|  No fee required

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                [SOHU LETTERHEAD]

                                                                  April 12, 2005


Dear Sohu.com stockholders:

        You are cordially invited to attend Sohu.com Inc.'s Annual Meeting of Stockholders to be held at Sohu's offices at Level 12, Vision International Center, No. 1 Unit Zhongguancun East Road, Haidian District, Beijing 100084, People's Republic of China, on Thursday, May 12, 2005 at 10:00 a.m., Beijing time.

        Accompanying this letter are the official Notice of Annual Meeting, proxy statement and form of proxy. The matters listed in the Notice of Annual Meeting are described in detail in the proxy statement. At this year's Annual Meeting, we are asking stockholders to elect four directors, each to serve for a two-year term, approve under Sohu's 2000 Stock Incentive Plan (1) an increase from 8,000,000 to 9,500,000 in the number of shares available for issuance and
(2) the provision of direct purchases of Sohu common stock by directors, officers, employees, consultants and advisors, and approve the selection of PricewaterhouseCoopers Zhong Tian CPAs Limited Company as our outside auditors.

        Every stockholder's vote is important to us. Whether or not you expect to attend the meeting in person, we urge you to submit your proxy as soon as possible. You may submit your proxy (1) over the Internet, (2) by telephone, or
(3) by signing, dating, and returning the enclosed proxy card and mailing it in the envelope provided. For stockholders mailing from within the United States, the postage is prepaid. Please complete and submit your proxy even if you plan to attend the meeting in person.

        We look forward to seeing those of you who are able to attend the meeting in person.


                                                     Sincerely,

                                                     /s/ Charles Zhang

                                                     CHARLES ZHANG
                                                     Chief Executive Officer

                                   [SOHU LOGO]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                                  SOHU.COM INC.
                      TO BE HELD MAY 12, 2005 BEIJING TIME


April 12, 2005

To the Stockholders of Sohu.com Inc.:

        We hereby notify you that the Annual Meeting of Stockholders (the "Annual Meeting") of Sohu.com Inc. will be held at Sohu's offices at Level 12, Vision International Center, No. 1 Unit Zhongguancun East Road, Haidian District, Beijing 100084, People's Republic of China, on Thursday, May 12, 2005 at 10:00 a.m., Beijing time, for the purpose of considering and acting upon the following matters, all as described in the accompanying Proxy Statement:

        1)      To elect four directors, each to serve for a two-year term;

        2)      To approve an amendment to Sohu's 2000 Stock Incentive Plan to
                (a) increase the number of shares of common stock authorized for issuance under the plan from 8,000,000 to 9,500,000 and (b) provide for direct purchases of Sohu common stock by directors, officers, employees, consultants and advisors under the plan; and

        3) To ratify the appointment of PricewaterhouseCoopers Zhong Tian CPAs Limited Company as Sohu's independent auditors for the fiscal year ending December 31, 2005;

        and to consider and act upon all other matters which may properly come before the Annual Meeting or any adjournment or adjournments thereof.

        The Board of Directors has set the close of business on Friday, March 25, 2005, as the record date for the purpose of determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof, and only stockholders of record on that date are entitled to notice of and to vote at the Annual Meeting.

        Whether or not you plan to attend the meeting, please fill in, date, sign and return the enclosed proxy promptly in the return envelope provided. Alternatively, if you have shares registered directly with Tweeter's transfer agent, The Bank of New York, you may choose to vote those shares via the Internet at The Bank of New York's voting Web site (https://www.proxyvotenow.com/sohu), or you may vote telephonically by calling The Bank of New York at 1-866-242-2612 (within the U.S. and Canada only, toll free) or at 1-610-993-0190 (outside the U.S. and Canada). If you hold Sohu shares with a broker or bank, you may also be eligible to vote via the Internet or to vote telephonically if your broker or bank participates in the proxy-voting program provided by ADP Investor Communication Services. If your Sohu shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may be able to vote those shares via the Internet at ADP Investor Communication Services' voting Web site (www.proxyvote.com) or telephonically by calling the telephone number shown on your voting form. See "Voting Via the Internet or By Telephone" in the proxy statement for further details. You are cordially invited to attend the meeting.

                                        By order of the Board of Directors,

                                        /s/ Timothy B. Bancroft

                                        TIMOTHY B. BANCROFT
                                        Secretary

                                  SOHU.COM INC.
                      LEVEL 12, VISION INTERNATIONAL CENTER
               NO. 1 UNIT ZHONGGUANCUN EAST ROAD, HAIDIAN DISTRICT
                   BEIJING 100084, PEOPLE'S REPUBLIC OF CHINA
                              (011) 8610-6272-6666


                         ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD MAY 12, 2005 BEIJING TIME

                                 PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Sohu.com Inc. of proxies for use at Sohu's Annual Meeting of Stockholders (the "Annual Meeting") to be held at Sohu's offices located at Level 12, Vision International Center, No. 1 Unit Zhongguancun East Road, Haidian District, Beijing 100084, People's Republic of China, on Thursday, May 12, 2005 at 10:00 a.m., Beijing time, and at any adjournments thereof. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about April 12, 2005. Sohu's Annual Report to Stockholders for the fiscal year ended December 31, 2004 is being mailed to the stockholders with this Proxy Statement, but does not constitute a part of the Proxy Statement.

        If proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares represented by proxies will be voted as follows:

        FOR the election of the nominees for directors named herein;

        FOR approval of an amendment to Sohu's 2000 Stock Incentive Plan to (a) increase the number of shares of common stock authorized for issuance under the plan from 8,000,000 to 9,500,000 and (b) provide for direct purchases of Sohu common stock by directors, officers, employees, consultants and advisors under the plan; and

        FOR ratifying the appointment of PricewaterhouseCoopers Zhong Tian CPAs Limited Company ("PricewaterhouseCoopers") as Sohu's independent auditors for the fiscal year ending December 31, 2005.

        In addition, if other matters come before the Annual Meeting, the persons named in the accompanying proxy card will vote in accordance with their judgment with respect to those matters. You have the power to revoke your proxy at any time prior to its exercise by filing with Sohu's Chief Financial Officer an instrument revoking it, by delivering an executed proxy bearing a later date prior to or at the Annual Meeting, or by attending the Annual Meeting and voting in person.

        Sohu will bear the cost of soliciting proxies. Solicitations may be made by mail, personal interview, telephone and/or telegram by Sohu's directors, officers and employees, without additional compensation for such solicitation activities. Sohu has made arrangements with The Bank of New York, 101 Barclay Street, Floor 11E, New York, NY 10286 and Georgeson Shareholder, 219 Murray Hill Parkway, East Rutherford, NJ 07073 to forward solicitation material to record holders of shares of common stock and the beneficial owners of shares held of record by brokers, banks, or other nominees. Sohu will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of shares of common stock held in their respective names.

        Only stockholders of record on Sohu's books at the close of business on March 25, 2005 will be entitled to vote at the Annual Meeting and any adjournments. Under Sohu's By-laws, the presence in person or by proxy of a majority of the shares of common stock outstanding on the record date is required for a quorum. Abstentions and broker non-votes are each included for purposes of determining the presence or absence of a sufficient number of shares to constitute a quorum for the transaction of business. With respect to the approval of any particular proposal, abstentions and broker non-votes are not counted in determining the number of votes cast. Other than the election of directors, which requires a plurality of the votes cast in person or by proxy, each matter to be submitted to the stockholders requires the affirmative vote of the holders of a majority of the shares of Sohu common stock that are present in person or by proxy at the Annual Meeting.

        As of the close of business on March 31, 2005, there were 35,799,411 shares of Sohu common stock outstanding.

PROPOSAL I.  ELECTION OF DIRECTORS

        Our Board of Directors is divided into two classes, with each class holding office for a term of two years and the term of one class expiring each year. The Board has fixed the number of directors to constitute the full Board for the ensuing year at seven, four of whom are to be elected at the Annual Meeting for a term expiring at the 2007 annual meeting of stockholders, and three additional directors whose terms expire at the 2006 annual meeting of stockholders.

        Dr. Charles Zhang and Mr. Charles Huang are in the class of directors whose term expires at the Annual Meeting. The Board has nominated Dr. Charles Zhang, Mr. Charles Huang, Dr. Dave Qi and Mr. Shi Wang for election to the class of directors whose term will expire in 2007. Unless you indicate otherwise on your proxy, the proxies received will be voted in favor of the election of Dr. Charles Zhang, Mr. Charles Huang, Dr. Dave Qi and Mr. Shi Wang to serve as directors.

        Although we expect that each of the nominees will be available for election, if a nominee is not a candidate at the time the election occurs, proxies will be voted for the election of a substitute nominee selected by the Board of Directors, unless the Board chooses to reduce the number of directors to the number of directors not up for election plus the number of nominees then available for election, in which case the proxies would be voted for the reduced number of nominees. The four nominees receiving a plurality of the votes cast by the stockholders represented at the Annual Meeting, in person or by proxy, will be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF DR. CHARLES ZHANG, MR. CHARLES HUANG, DR. DAVE QI AND MR. SHI WANG.

        The table below sets forth certain information with respect to the nominees for election to the Board of Directors and those directors whose terms of office will continue after the Annual Meeting.


DR. CHARLES ZHANG                    Dr. Zhang is Sohu's Founder and has been Chairman of the
Sohu's Chairman of the Board         Board and Chief Executive Officer since August 1996. Dr.
and Chief Executive Officer.         Zhang also served as President from August 1996 until
                                     July 2004. Prior to founding Sohu, Dr. Zhang worked for
40 years old.                        Internet Securities Inc. and helped establish its China
Director since 1996.                 operations. Prior to that, he worked as Massachusetts
                                     Institute of Technology's liaison officer with China.
                                     Dr. Zhang has a Ph.D in experimental physics from
                                     Massachusetts Institute of Technology and a Bachelor of
                                     Science degree from Qinghua University in Beijing. Dr.
                                     Zhang is a native of the People's Republic of China.

DR. EDWARD B. ROBERTS                Dr. Roberts is the David Sarnoff Professor of Management
Professor of Management of           of Technology at Massachusetts Institute of Technology's
Technology at Massachusetts          Alfred P. Sloan School of Management. He chaired MIT's
Institute of Technology's            research and educational programs in the management of
Alfred P. Sloan School of            technological innovation from 1967 to 1993. He also
Management.                          founded and chairs the MIT Entrepreneurship Center. Dr.
                                     Roberts is currently a director of Advanced Magnetics,
69 years old.                        Inc., Medical Information Technology, Inc. and
Director since 1996.                 Pegasystems, Inc. He has authored over 160 articles and
(2)(3)(4)                            eleven books, a recent one being Entrepreneurs in High
                                     Technology (Oxford University Press, 1991). Dr. Roberts
                                     received four degrees from M.I.T., including a Ph.D in
                                     1962.

DR. DAVE QI                          Dr. Qi is a Professor of Accounting and the Executive
Professor of Accounting              MBA & Executive Development Program's Academic Director
and EMBA & EDP academic              of the Cheung Kong Graduate School of Business. He began
director, the Cheung Kong            teaching at the Cheung Kong Graduate School of Business
Graduate School of Business          in 2002 and was the founding Director of Executive MBA
                                     program. Before joining Cheung Kong Graduate School of
41 years old.                        Business, Dr. Qi was an Associate Professor at School of
                                     Accounting of the Chinese University of Hong Kong. Dr.
                                     Qi has published many articles and research essays on
                                     accounting, financial reporting, capital market and
                                     other related topics. He has a Ph.D. in accounting from
                                     the Eli Broad Graduate School of management of Michigan
                                     State University, a Master of Business Administration
                                     from University of Hawaii at Manoa, a Bachelor of
                                     Science and a Bachelor of Arts from Fudan University.
                                     Dr. Qi is currently a member of the American Accounting
                                     Association.


MR. SHI WANG                         Mr. Wang is the Chairman of China Vanke Co., Ltd. Mr.
Chairman of China                    Wang was Chairman and General Manager from 1991 to 1999.
Vanke Co., Ltd.                      He founded "Shenzhen Exhibition Center of Modern Science
                                     and Education Equipment" in 1984, which is the
54 years old.                        predecessor to China Vanke Co., Ltd. Mr. Wang is the
                                     Executive Manager of China Real Estate Association and
                                     is Deputy Director of the City Housing Development
                                     Council of China Real Estate Association.

MR. THOMAS GURNEE                    Mr. Gurnee is the President and Chief Operating Officer
President and Chief Operating        of GlobiTech Inc. From January 2001 until December 2002,
Officer of GlobiTech Inc.            he served as Chief Financial Officer and Senior Vice
                                     President, Business Development of Artest Corporation, a
54 years old.                        privately held company. From January 2000 until December
Director since 2000.                 2000, he served as Sohu's Chief Financial Officer and
(1)(2)(3)(4)                         Senior Vice President, Finance. Prior to joining Sohu,
                                     Mr. Gurnee held a number of senior positions with
                                     Chartered Semiconductor Manufacturing Ltd., one of the
                                     world's leading independent semiconductor foundries,
                                     including Vice President for Business Development,
                                     President (North America), Chief Operating Officer
                                     (Singapore) and Chief Financial Officer (Singapore).
                                     Prior to joining Chartered Semiconductor Manufacturing,
                                     Mr. Gurnee spent thirteen years at Schlumberger Ltd., an
                                     oil field services and measurement systems company, as
                                     finance director of various divisions in France,
                                     Singapore and the United States. Mr. Gurnee obtained a
                                     Bachelor of Arts degree from Stanford University and a
                                     Master of Business Administration degree from the
                                     University of Santa Clara. Mr. Gurnee is a member of the
                                     Board of Directors and the audit committee of eLong,
                                     Inc.

MR. CHARLES HUANG                    Mr. Huang is the Founder, CEO and Chairman of Netbig
CEO and Chairman of Netbig           Education Holdings Ltd., a leading education enterprise
Education Holdings Ltd.              in China. Prior to founding Netbig in 1999, Mr. Huang
                                     worked as Executive Director and Head of Asia
35 years old                         Securitization Group of Deutsche Bank, New York and Hong
Director since 2001.                 Kong, as well as Senior Vice President of Prudential
(1)(3)(4)                            Securities Inc., New York. He holds an M.S. degree in
                                     Computer Science from MIT and a B.S. degree from the
                                     University of Science and Technology of China. Mr. Huang
                                     is also a Chartered Financial Analyst.


MS. MARY MA                          Ms. Ma is the Executive Director, Senior Vice President
Executive Director, Senior           and Chief Financial Officer of Lenovo Group Limited, a
Vice President and CFO of            listed company in Hong Kong that produces information
Lenovo Group Limited                 technology products and services. Prior to joining
                                     Lenovo Group Limited in 1990, Ms. Ma worked for the
52 years old                         Chinese Academy of Sciences. Ms. Ma is a member of The
Director since 2003 and              Hong Kong Institute of Directors and is a member of the
from March 2000 to November 2000     Information Infrastructure Advisory Committee, appointed
(1)(3)(4)                            by the Hong Kong Special Administration Region and the
                                     People's Republic of China in August 2002. Ms. Ma holds
                                     a Bachelor's degree from the Capital Normal University.

(1)     member of the audit committee
(2)     member of the compensation committee
(3)     member of the nominating committee
(4) The Board of Directors has determined that these directors and the nominees are independent as that term is defined under Rule 4200(a)(15) of the Nasdaq Stock Market Marketplace Rules.

                         GENERAL INFORMATION RELATING TO
                             THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS

        The Board of Directors held five formal meetings in the fiscal year ended December 31, 2004 and acted by consent in lieu of meetings on four occasions. No member of the Board of Directors attended less than 75% of the total number of meetings of the Board and committees thereof upon which he or she served during 2004 (during the periods in which they were directors or members of such committees), except that (i) Mr. Thomas Gurnee only attended 60% (three of five) of the Board meetings, (ii) Ms. Mary Ma only attended 40% (two of five) of the Board meetings, and (iii) Mr. Ya Qin Zhang did not attend either of the Board meetings held while he was a member of the Board (until May 2004).

COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors has an audit committee, a compensation committee and a nominating committee.

        The members of the audit committee are Mr. Thomas Gurnee, Mr. Charles Huang and Ms. Mary Ma. Ms. Ma will no longer be serving on the audit committee following the Annual Meeting. The audit committee oversees the internal audit function and oversees the accounting and financial reporting processes of oversees company and the audits of the financial statements of the company. The audit committee held six meetings in 2004 and acted by consent in lieu of meetings on one occasion. The audit committee and the full Board of Directors have adopted a written charter for the audit committee. The audit committee appointed PricewaterhouseCoopers to serve as Sohu's auditors for the fiscal year ending December 31, 2005. The Board of Directors has determined that Mr. Thomas Gurnee is an audit committee financial expert, as that term is defined in Item 401 of Regulation S-K. The full responsibilities of the audit committee are set forth in its charter, which is reviewed and updated annually and approved by the Board, and is attached hereto as Appendix A.

        The compensation committee currently consists of Dr. Edward Roberts and Mr. Thomas Gurnee. The compensation committee held two formal meetings in 2004. The committee also acted through e-mail communications among its members, and made recommendations to the Board of Directors on two occasions in 2004. The compensation committee makes recommendations concerning salaries and incentive compensation, administers and approves stock option grants under Sohu's 2000 Stock Incentive Plan and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate to the compensation committee.

        In April 2004, the Board of Directors established a nominating committee, consisting of Dr. Edward B. Roberts, Mr. Thomas Gurnee, Mr. Charles Huang, Ms. Mary Ma, and any other independent directors who may be elected to the Board from time to time, whose purpose is to assist the Board in identifying individuals qualified to become directors under criteria approved by the Board, periodically review director compensation and benefits and recommend to the Board any improvements to Sohu's corporate governance guidelines as it deems appropriate, and assist the Board in assessment of director independence, board effectiveness, continuing education, new director orientation and determining committee membership. The nominating committee held no meetings in 2004, but assisted with the selection of persons nominated by the Board for election at this year's Annual Meeting. The full responsibilities of the nominating committee are set forth in its charter, which is reviewed and updated annually and approved by the Board and is attached hereto as Appendix B.

        It is a policy of the nominating committee that candidates for director be determined to have unquestionable integrity and honesty, the ability to exercise sound, mature and independent business judgment in the best interests of the stockholders as a whole, a background and experience in fields which will compliment the talents of the other Board members, the willingness and capability to take the time to actively participate in Board and committee meetings and related activities, the ability to work professionally and effectively with other Board members and Sohu management, the ability to remain on the Board long enough to make an effective contribution, and no material relationships with competitors or other third parties that could present realistic possibilities of conflict of interest or legal issues.

        The nominating committee also considers the Board's current composition and Sohu's evolving needs, including expertise, diversity and balance of inside, outside and independent directors. In compiling its list of possible candidates and considering their qualification, the nominating committee makes its own inquiries, solicits input from other directors, and may consult or engage other sources, such as a professional search firm, if it deems appropriate.

        The nominating committee will consider director candidates recommended by stockholders provided the stockholders follow the procedures set forth below. The committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a stockholder or otherwise.

        Stockholders who wish to recommend individuals for consideration by the nominating committee to become nominees for election to the Board of Directors at the 2006 Annual Meeting of Stockholders may do so by submitting a written recommendation to the committee, care of Sohu, at Level 12, Vision International Center, No. 1 Unit Zhongguancun East Road, Haidian District, Beijing 100084, People's Republic of China, Attention: Caroline Straathof, in accordance with the procedures set forth below in this proxy statement under the heading "Deadline for Receipt of Stockholder Proposals." For nominees for election to the Board of Directors proposed by stockholders to be considered, the following information concerning each nominee must be timely submitted in accordance with the required procedures:

        o The candidate's name, age, business address, residence address, principal occupation or employment, the class and number of shares of Sohu's capital stock the candidate beneficially owns, a brief description of any direct or indirect relationships with Sohu, and the other information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director;

        o A signed consent of the nominee to being named as a nominee, to cooperate with reasonable background checks and personal interviews and to serve as a director of Sohu, if elected; and

        o As to the stockholder proposing such nominee, that stockholder's name and address, the class and number of shares of Sohu's capital stock the stockholder beneficially owns, a description of all arrangements or understandings between the stockholder and the candidate and any other person or persons (including their names) pursuant to which the recommendation is being made, a list of all other companies that the stockholder has recommended the candidate to for election as a director in that fiscal year, and a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice.

AUDIT COMMITTEE REPORT

        The audit committee oversees the internal audit function and oversees the accounting and financial reporting processes of the company and the audits of the financial statements of the company. The full responsibilities of the audit committee are set forth in its audit committee charter. The audit committee charter, which is reviewed and updated annually, was approved by the Board of Directors and is attached hereto as Appendix A.

        The audit committee reviews the scope of the annual audit by Sohu's independent auditors and internal auditors, monitors Sohu's internal financial and accounting controls and procedures and appoints the independent auditors. In fulfilling its responsibilities, the audit committee:

o discussed and considered the independence of PricewaterhouseCoopers, reviewing as necessary all relationships and services which might bear on PricewaterhouseCoopers's objectivity as outside auditor;

o received written affirmation from PricewaterhouseCoopers that it is in fact independent;

o discussed the overall audit process, receiving and reviewing all reports of PricewaterhouseCoopers;

o involved PricewaterhouseCoopers in the audit committee's review of Sohu's financial statements and related reports with management;

o provided to PricewaterhouseCoopers full access to the audit committee and the full Board of Directors to report on all appropriate matters; and

o discussed with PricewaterhouseCoopers all matters required to be reviewed under generally accepted auditing standards.

        The audit committee met with selected members of management and PricewaterhouseCoopers to review financial statements, including quarterly reports, discussing such matters as the quality of earnings; estimates, reserves and accruals; the suitability of accounting principles; financial reporting decisions; and audit adjustments.

        The audit committee selected PricewaterhouseCoopers as Sohu's outside auditor. In addition, the audit committee considered the quality and adequacy of Sohu's internal controls and made recommendations to the full Board of Directors for enhancing such controls.

        Based upon its work and the information received in the inquiries outlined above, the audit committee recommended to Sohu's Board of Directors that Sohu's audited financial statements be included in Sohu's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

                               THE AUDIT COMMITTEE
                                Mr. Thomas Gurnee
                                Mr. Charles Huang
                                   Ms. Mary Ma

COMPENSATION OF DIRECTORS

        Directors do not currently receive any cash compensation for serving on the Board of Directors of Sohu, although they are reimbursed for reasonable travel expenses incurred in connection with attending Board of Directors and committee meetings.

        However, in April 2005, the Board approved the provision of $10,000 per year in compensation to non-employee members of the Board.

        Pursuant to Sohu's stock incentive plan:

        (i) Dr. Charles Zhang was granted options to purchase 9,000 shares of common stock in January 2004. These options have an exercise price of $34.5125 per share and are currently exercisable; and

        (ii) Dr. Edward Roberts, Mr. George Chang (a former director), Mr. Thomas Gurnee, Mr. Charles Huang and Ms. Mary Ma were each granted options to purchase 9,000 shares of common stock in January 2004. These options have an exercise price of $31.375 per share and are currently exercisable, except that Mr. Chang's options were cancelled as a result of his resignation.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth certain information regarding the beneficial ownership of Sohu's common stock as of March 31, 2005 by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) known by Sohu to be the beneficial owner of more than 5% of Sohu's common stock (assuming conversion of all outstanding exercisable options and warrants held by that person), (ii) each current director and nominee for election as director, (iii) Sohu's Chief Executive Officer and each other executive officer of Sohu named in this Proxy Statement under the heading "Executive Compensation" and (iv) all current directors and executive officers of Sohu as a group. Except as otherwise provided in the footnotes to this table, Sohu believes that the persons named in this table have voting and investment power with respect to all the shares of common stock indicated.

                                                        AMOUNT AND NATURE OF
                                                        --------------------
       NAME AND ADDRESS OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP(1)  PERCENT OF CLASS(1)
----------------------------------------------------   -----------------------  -------------------
Charles Zhang (2).................................                   9,540,843               26.63%
Edward Roberts (3)................................                   1,180,147                3.29%
Thomas Gurnee (4).................................                     219,000                    *
Charles Huang (5).................................                      34,000                    *
Mary Ma (6).......................................                      12,000                    *
Carol Yu (7)......................................                      52,500                    *
Victor Koo (8)....................................                     214,068                    *
Derek Palaschuk (9)...............................                      52,474                    *
Dave Qi (10)......................................                          --                   --
Shi Wang (11).....................................                          --                   --
Photon Group Limited (12).........................                   7,767,000               21.70%
Gilder, Gagnon, Howe & Co. LLC (13)...............                   2,402,978                6.71%
Capital Research and Management Company (14)......                   3,054,000                8.53%

All directors, nominees and executive officers
as a group (10 persons)...........................                  11,305,032               30.94%

------------

*       Less than 1%.
(1) Includes the number of shares and percentage ownership represented by such shares determined to be beneficially owned by a person in accordance with the rules of the Securities and Exchange Commission, or the SEC. The number of shares beneficially owned by a person includes shares of common stock subject to options, convertible debt or warrants held by that person that are currently exercisable or convertible or exercisable or convertible within 60 days. Such shares are deemed outstanding for the purpose of computing the percentage of outstanding shares owned by that person. Such shares are not deemed outstanding, however, for the purpose of computing the percentage ownership of each other person.
(2) Includes (i) 130,250 shares subject to options exercisable within 60 days of March 31, 2005, (ii) 1,200,000 shares subject to a variable prepaid forward sales contract Dr. Zhang entered into with Credit Suisse First Boston, (iii) 7,767,000 shares beneficially owned by Photon Group Limited, of which Dr. Zhang is a Director and therefore may be deemed to be a beneficial owner of such shares. Dr. Zhang disclaims beneficial ownership of such shares. Dr. Zhang's address is c/o Sohu.com Inc., Level 12, Vision International Center, No. 1 Unit Zhongguancun East Road, Haidian District, Beijing 100084, People's Republic of China.
(3) Includes (i) 94,400 shares subject to options held by Edward B. Roberts which are exercisable within 60 days of March 31, 2005, (ii) 400,000 shares are subject to a variable prepaid forward sales contract with SmithBarney/Citigroup,
(iii) 376,747 shares are held by the Edward B. Roberts Trust - 2003, dated as of October 3, 2003, and (iv) 309,000 shares are held by the Nancy H. Roberts Trust
- 2003, dated as of October 3, 2003. Dr. Roberts and his wife, Nancy Roberts, are the trustees of both trusts. Dr. Roberts's address is 300 Boylston Street, Boston, Massachusetts 02116, U.S.A.
(4) Includes 219,000 shares subject to options exercisable within 60 days of March 31, 2005. Mr. Gurnee's address is 18545 Vassing Road, Saratoga, California 95070, U.S.A.
(5) Includes 34,000 shares subject to options exercisable within 60 days of March 31, 2005. Mr. Huang's address is Suite 5206, Central Plaza, 18 Harbour Road, Hong Kong.
(6) Includes 12,000 shares subject to options exercisable within 60 days of March 31, 2005. Ms. Ma's address is No. 6 Chuang Ye Road, Haidian District, Beijing, People's Republic China.

(7) Includes 37,500 shares subject to options exercisable within 60 days of March 31, 2005. Ms. Yu's address is c/o Sohu.com Inc., Level 12, Vision International Center, No. 1 Unit Zhongguancun East Road, Haidian District, Beijing 100084, People's Republic of China.
(8) Includes 214,068 shares subject to options exercisable within 60 days of March 31, 2005. Mr. Koo's address is c/o Sohu.com Inc., Level 12, Vision International Center, No. 1 Unit Zhongguancun East Road, Haidian District, Beijing 100084, People's Republic of China.
(9) Includes 52,474 shares held by Mr. Palaschuk. Mr. Palaschuk's address is Box 580 Raymore SOA3GO, Canada.
(10) Dr. Qi's address is Tower E3, Oriental Plaza, East Chang An Avenue, Beijing, China
(11) Mr. Wang's address is Vanke Architecture Research Center, No. 68 Meilin Road, Futian District, Shenzhen 518049, People's Republic of China
(12) Photon Group Limited's address is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.
(13) Gilder, Gagnon, Howe & Co. LLC holds these shares on behalf of various retail clients, and disclaims beneficial ownership of all shares except for 14,333 shares held by Gilder, Gagnon, Howe & Co. Profit Sharing Trust. Gilder, Gagnon, Howe & Co. LLC's address is 1775 Broadway, 26th Floor, New York, NY 10019.
(14) The address of Capital Research and Management Company and SMALLCAP World Fund, Inc. is 333 South Hope Street, Los Angeles, CA 90071.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires Sohu's directors and executive officers and holders of more than 10% of Sohu's common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Sohu. Directors, executive officers and holders of more than 10% of Sohu's common stock are required by SEC regulations to furnish Sohu with copies of all Section 16(a) forms they file. Based solely on a review of copies of reports furnished to Sohu or written representations that no other reports were required, Sohu believes that during the fiscal year ended December 31, 2004, its directors, executive officers and holders of more than 10% of Sohu's common stock complied with all applicable
Section 16(a) reporting requirements, except that (i) Charles Huang filed a Form 4 late for one transaction that took place on January 2, 2004; (ii) Photon Group Limited filed a Form 4 late for one transaction that took place on May 12, 2004 and one transaction that took place on May 13, 2004; (iii) Carol Yu filed a Form 4 late for one transaction that took place on July 27, 2004 and (iv) Victor Koo filed a Form 4 late for one transaction that took place on July 27, 2004.

                               EXECUTIVE OFFICERS

        Sohu's executive officers are Charles Zhang and Carol Yu. For a description of the background of Dr. Zhang, see "ELECTION OF DIRECTORS."

        CAROL YU, age 42, has served as Sohu's Chief Financial Officer since March 2004. From December 2000 until December 2001, Ms. Yu served as Vice President of Guangdong Kelon Refrigerating Company Limited, a home appliance manufacturer in the People's Republic of China. From March 1995 until November 2000, Ms. Yu served as Senior Vice-President Investment Banking of Donaldson Lufkin & Jenrette Securities Corporation in Hong Kong. Ms. Yu also worked with Arthur Andersen Hong Kong and Beijing for ten years and was a partner of the Audit Division, holding the position of General Manager of Arthur Andersen-Hua Qiang, the joint venture accounting firm formed between Arthur Andersen and the Ministry of Finance in China. In addition, Ms. Yu is a Hong Kong Certified Public Accountant.

                             EXECUTIVE COMPENSATION

        The following table sets forth the aggregate compensation earned by the Chief Executive Officer and each of the other named executive officers of Sohu for services rendered in all capacities to Sohu during fiscal 2004, 2003 and 2002:


                                             SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                           ------------------------------    -------------------------------------

                                                                                       AWARDS              PAYOUTS
                                                                            -----------------------------  -------
                                                             OTHER ANNUAL                     SECURITIES              ALL OTHER
                                                             ------------                     ----------              ---------
                                                                COMPEN-       RESTRICTED      UNDERLYING    LTIP       COMPEN-
                                                                -------       ----------      ----------    ----       -------
       NAME AND PRINCIPAL                  SALARY     BONUS     SATION      STOCK AWARD(S)   OPTIONS/SARS  PAYOUTS     SATION
       ------------------                  ------     -----     ------      --------------   ------------  -------     ------
            POSITION             YEAR       ($)        ($)        ($)             (#)             ($)        ($)         ($)
            --------             ----       ---        ---        ---             ---             ---        ---         ---
              (A)                (B)        (C)        (D)        (E)             (F)             (G)        (H)         (I)
              ---                ---        ---        ---        ---             ---             ---        ---         ---
Charles Zhang (1)..............  2004     $165,000   $ -- (5)    $82,183           --             9,000       --      $8,390(6)
  Chairman of the Board          2003     $165,000   $78,210    $100,645           --           100,000       --      $3,874(6)
  and Chief Eexcutive Officer    2002     $150,000   $56,860     $69,734           --           219,500       --      $2,136(6)


Carol Yu (2)...................  2004     $151,296   $ -- (5)    $90,000           --           180,000       --      $3,932(6)
  Chief Financial Officer


Victor Koo (3).................  2004     $157,500   $ -- (5)    $54,854           --              --         --      $8,367(6)
  Former President and Chief     2003     $150,000   $62,081     $73,328           --            60,000       --      $6,286(6)
  Operating Officer              2002     $149,604   $62,834     $67,946           --           326,407       --      $4,435(6)


Derek Palaschuk (4)............  2004      $32,667   $ -- (5)     $6,533           --              --         --     $93,183(6)(7)
  Former Senior Vice President   2003     $120,000   $39,960     $50,509           --            50,000       --      $9,059(6)
  and Chief Financial Officer    2002     $120,000   $39,600     $41,865           --           102,500       --      $7,078(6)

----------------
(1) The $82,183 of other annual compensation paid to Dr. Zhang in 2004 consists of a $36,000 housing allowance, $44,743 for tax equalization and a $1,440 car allowance. The $100,645 of other annual compensation paid to Dr. Zhang in 2003 consists of a $36,000 housing allowance, $56,705 for tax equalization, $6,500 of professional fees for his personal tax returns and a $1,440 car allowance. The $69,734 of other annual compensation paid to Dr. Zhang in 2002 consists of a $21,600 housing allowance and $48,134 for tax equalization.
(2) The $90,000 of other annual compensation paid to Ms. Yu in 2004 consists of a $30,000 housing allowances and a $60,000 moving allowance.
(3) The $54,854 of other annual compensation paid to Mr. Koo in 2004 consists of a $30,000 housing allowance, and $24,854 for tax equalization. The $73,328 of other annual compensation paid to Mr. Koo in 2003 consists of a $22,800 housing allowance, $1,500 of professional fees for his personal tax returns and $49,028 for tax equalization. The $67,946 of other annual compensation paid to Mr. Koo in 2002 consists of a $21,600 housing allowance and $46,346 for tax equalization.
(4) The other annual compensation paid to Mr. Palaschuk in 2004 consists of a $6,533 housing allowance. The $50,509 of other annual compensation paid to Mr. Palaschuk in 2003 consists of a $24,000 housing allowance, $1,147 in tuition fees for his child and $25,362 for tax equalization. The $41,865 of other annual compensation paid to Mr. Palaschuk in 2002 consists of a $18,000 housing allowance, $2,144 in tuition fees for his child and $21,721 for tax equalization.

(5) The bonus earned in 2004 by Dr. Zhang, Mr. Koo, Ms. Yu and Mr. Palaschuk, respectively, has not been determined as of the date of this Proxy Statement.
(6) Sohu paid $8,390, $3,932, $8,367 and $6,533 in 2004 for group health, travel and disability insurance for Dr. Zhang, Ms. Yu. Mr. Koo and Mr. Palaschuk, respectively. Sohu paid $3,874, $9,059, and $6,286 in 2003 for group health, travel and disability insurance for Dr. Zhang, Mr. Palaschuk and Mr. Koo, respectively. Sohu paid $2,136, $7,078, and $4,435 in 2002 for group health, travel and disability insurance for Dr. Zhang, Mr. Palaschuk and Mr. Koo, respectively.
(7) Amount also includes $72,000 in severance payments made to Mr. Palaschuk in 2004 and $14,650 in payment for consulting services provided by Mr. Palaschuk in 2004.

                                  OPTION GRANTS

        The following table sets forth information regarding stock options granted during the last fiscal year to the executive officers listed in the Summary Compensation Table under the heading.

                                                  INDIVIDUAL GRANTS
                                      -----------------------------------------
                                                                                           POTENTIAL
                                                                                           ---------
                                                                                        REALIZABLE VALUE
                                                                                        ----------------
                                   NUMBER       PERCENT OF                                 AT ASSUMED
                                   ------       ----------                                 ----------
                                     OF           TOTAL                                  ANNUAL RATES OF      ALTERNATIVE TO
                                     --           -----                                  ---------------      --------------
                                 SECURITIES      OPTIONS/                                  STOCK PRICE        TO (F) AND (G):
                                 ----------      --------                                  -----------        ---------------
                                 UNDERLYING       SARS                                  APPRECIATION FOR       GRANT DATE
                                 ----------       ----                                  ----------------       ----------
                                  OPTIONS/       GRANTED     EXERCISE OR                 OPTION TERM (1)          VALUE
                                  --------       -------     -----------                 ---------------          -----
                                    SARS       TO EMPLOYEES   BASE PRICE   EXPIRATION                          GRANT DATE
                                    ----       ------------   ----------   ----------                          ----------
              NAME               GRANTED (#)  IN FISCAL YEAR    ($/SH)        DATE       5% ($)    10% ($)   PRESENT VALUE $
              ----               -----------  --------------    ------        ----       ------    -------   ---------------
               (A)                   (B)            (C)           (D)          (E)         (F)       (G)           (H)
               ---                   ---            ---           ---          ---         ---       ---           ---
Charles Zhang..................     9,000(2)       1.22%        $34.51         11/14      149,273    421,679        --
Carol Yu.......................   150,000(3)      20.26%        $23.17       3/22/14    2,185,723  5,539,052        --
                                   30,000(4)       4.05%        $16.84       7/26/14      317,718    805,159
Victor Koo.....................    30,000(5)       4.05%        $16.84       7/26/14      317,718    805,159        --
Derek Palaschuk................        --            --             --            --           --         --        --

--------------------
(1) The potential realizable value is based on the term of the option at the time of its grant, which is five or ten years for the stock options granted to the executive officers in the table. The assumed 5% and 10% annual rates of appreciation over the term of the options are set forth in accordance with rules and regulations adopted by the Securities and Exchange Commission and do not represent our estimates of stock price appreciation. The potential realizable value is calculated using the market value per share at the grant date as the base value on which appreciation has been calculated. Actual gains, if any, on stock option exercises are dependent upon a number of factors, including the future performance of the common stock and the timing of option exercises, as well as the optionee's continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.
(2)     Options granted vested 50% on July 2, 2004 and 50% on January 2, 2005.
(3) Options granted vest over a four-year period, with 25% of the options vesting on March 23, 2005 and the remaining options vesting ratably on a quarterly basis over the remaining term of the options.
(4) Options granted vest over a four-year period, with 25% of the options vesting on July 27, 2005 and the remaining options vesting ratably on a quarterly basis over the remaining term of the options.
(5) 25% of the options granted vest on July 25, 2005 and the remaining options were cancelled as a result of his resignation.

                         AGGREGATED OPTION EXERCISES AND
                          FISCAL YEAR END OPTION VALUES

        The following table sets forth information regarding stock option exercises during the fiscal year ended December 31, 2004 by the officers of Sohu listed on the Summary Compensation Table and the fiscal year-end value of unexercised in-the-money options held by those officers:

                                                                         NUMBER OF
                                                                         ---------
                                                                         SECURITIES
                                                                         ----------
                                                                         UNDERLYING            VALUE OF UNEXERCISED
                                                                         ----------            --------------------
                                          SHARES                        UNEXERCISED                IN-THE-MONEY
                                          ------                        -----------                ------------
                                         ACQUIRED                    OPTIONS AT FISCAL          OPTIONS AT FISCAL
                                         --------                    -----------------          -----------------
                                            ON          VALUE             YEAR END               YEAR END(1) ($)
                                            --          -----             --------               ---------------
                NAME                     EXERCISE    RECEIVED(2)  EXERCISABLE UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
                ----                     --------    -----------  ----------- -------------  -----------  -------------
Charles Zhang..................           433,593     $7,149,795     83,720        88,094    $ 1,232,203      $976,242
Carol Yu.......................            --            --            --         180,000          --          $26,100
Victor Koo.....................           100,000     $1,368,225    185,885        46,777    $ 3,055,223      $587,557
Derek Palaschuk................           117,687     $2,430,545       --           --             --            --

-------------------
(1) Based on reported last sale price of Sohu common stock of $17.71 per share on December 31, 2004, less the option exercise price.

EMPLOYMENT AND RELATED AGREEMENTS

        The summaries of the various agreements set forth below are qualified in their entirety by reference to the full text of the agreements, which are (i) exhibits to Sohu's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, in the case of the January 1, 2003 agreements with Charles Zhang and Derek Palaschuk, (ii) an exhibit to Sohu's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, in the case of the January 2003 agreement with Victor Koo, (iii) an exhibit to Sohu's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, in the case of the December 9, 2003 resignation agreement with Derek Palaschuk, (iv) an exhibit to Sohu's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, in the case of the March 8, 2004 resignation agreement with Derek Palaschuk, (v) an exhibit to Sohu's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, in the case of the March 8, 2004 agreement with Carol Yu, and (vi) an exhibit to Sohu's Current Report on Form 8-K filed on February 8, 2005, in the case of the resignation agreement with Victor Koo.

        Effective as of January 1, 2003, Sohu entered into three-year employment agreements with each of Charles Zhang and Victor Koo. The employment agreements provide that Messrs. Zhang and Koo respectively receive base salaries of $165,000 and $150,000 per year. Mr. Koo's annual base salary was increased to $180,000 by the Board of Directors effective on October 1, 2004. In addition, each of Messrs. Zhang and Koo has the opportunity to (i) earn incentive bonuses based upon certain performance criteria and other factors determined relevant by Sohu's Board of Directors, and (ii) receive stock options and other incentive awards. The employment agreements also provide for the following additional benefits for the named executives: vacation time and sick leave, health and medical insurance, life and disability insurance, housing allowances, reimbursement of tuition fees for the executives' children and tax equalization. In addition, Dr. Zhang receives a car allowance under his employment agreement.

        The employment agreements provide for continued employment until termination by either party. Sohu may terminate any of the named executives' employment with or without cause at any time. However, if the termination is without cause, Sohu must provide the executive with 30 days' prior notice of termination. If Sohu terminates without cause or an executive terminates his employment for good reason (each as defined in the employment agreements), the executive will be entitled to the following:

        o The executive will continue to receive payments equal to the executive's monthly base salary in effect on the date of termination for the shorter of (i) six months and (ii) the remainder of the term of the executive's employment agreement;
        o Health insurance benefits will be provided at Sohu's expense for so long as Sohu is obligated to pay severance; and
        o Sohu will be obligated to continue to carry the executive on its directors and officers' insurance policy for six years following the date of termination at Sohu's expense, subject to certain limits on the costs of the premiums.

        In addition, if Sohu terminates an executive's employment without cause and the termination is within the one-year period following a change in control of Sohu (as defined in the employment agreements), all of the executive's stock options and other stock awards will become immediately exercisable and any Sohu repurchase rights will immediately terminate.

        Also, if Sohu terminates an executive's employment agreement without cause, if an executive terminates his employment agreement for good reason or if an executive dies or becomes disabled, the executive will be entitled to receive the bonus to which he would have been entitled had he continued to be employed through the end of the then current year.

        Mr. Koo's employment agreement further provides that, if Sohu is to be liquidated and no provision is made for his employment by a successor in interest, his stock options and other stock awards will become immediately exercisable ten days prior to the effective date of the liquidation.

        If (i) Dr. Zhang fails to comply with (a) the terms of his employment agreement, (b) the agreement referred to below related to confidentiality, nonsolicitation, non-competition and assignment of intellectual property, or (c) the written policies and procedures of Sohu, (ii) Dr. Zhang acts against the specific instructions of Sohu's Board of Directors, or (iii) Dr. Zhang's employment is terminated by Sohu for cause, he will forfeit all options and other stock awards, whether vested or not, and all shares of common stock of Sohu, if any, purchased by him pursuant to the exercise of stock options or other stock awards and still then owned by him may be repurchased by Sohu at the price paid by him. Mr. Koo's agreement has parallel conditions of forfeiture, but in Mr. Koo's case the forfeiture is limited to all unvested stock options and other stock awards.

        In addition, if an executive violates the agreement referred to below related to confidentiality, nonsolicitation, noncompetition and assignment of intellectual property after the termination of his employment:

        o the executive will not be entitled to any further payments from Sohu;
        o any insurance or other benefits that have continued will terminate immediately;
        o in the case of Dr. Zhang, he will be required to reimburse all severance paid to him; and
        o in the case of Dr. Zhang, if he would not, in the absence of the violation, have been entitled to severance payments from Sohu equal to at least six months' base salary, he will pay to Sohu an amount equal to the difference between six months' base salary and the amount of severance pay required to be reimbursed to Sohu by him.

        The employment agreements also require the executives to enter into agreements providing for (i) assignment of intellectual property, (ii) confidential treatment of Sohu's proprietary information and (iii) during the term of their employment and for the following year, (a) nonsolicitation of Sohu's employees, contractors, customers, suppliers and partners and (b) non-competition with Sohu.

        Sohu also entered into an employment agreement effective as of January 1, 2003 with Derek Palaschuk, Sohu's former Chief Financial Officer, that was identical to the agreement with Dr. Zhang, except that Mr. Palaschuk's annual base salary was $120,000 and the agreement did not entitle Mr. Palaschuk to a car allowance.

        In order to provide for an orderly process for hiring and transitioning to a new Chief Financial Officer following Mr. Palaschuk's informing Sohu of his intention to resign, on December 9, 2003 Sohu entered into an agreement with Mr. Palaschuk providing that his January 1, 2003 employment agreement would terminate as of June 30, 2004, which would be the effective date of Mr. Palaschuk's resignation. This resignation agreement further modified the January 1, 2003 employment agreement in the following ways:

        o it modified the stock option and stock award provisions such that Mr. Palaschuk would be entitled to continued vesting and exercisability of his stock options and other stock awards until December 31, 2004 unless his employment was terminated by Sohu for "cause" or he terminated his employment without "good reason" (in each case as defined in the January 1, 2003 employment agreement) prior to June 30, 2004;

        o it modified the termination provisions so that, notwithstanding the fact that Mr. Palaschuk was resigning without good reason, he would be entitled to six-months' severance pay, six months of continued health insurance benefits and continued coverage under Sohu's directors and officers insurance policy for six years, all as described in more detail above, provided he did not voluntarily terminate his employment without good reason prior to June 30, 2004; and

        o it specified that the provision of services by Mr. Palaschuk to a business that provided on-line games or on-line travel services, other than existing partners of Sohu and its affiliates, would not violate Mr. Palaschuk's non-compete obligation to Sohu.

        Mr. Palaschuk's resignation agreement with Sohu was modified on March 8, 2004 in light of Sohu's hiring of Carol Yu as its new Chief Financial Officer. Pursuant to the modification, Mr. Palaschuk resigned effective March 8, 2004, but agreed to continue to provide consulting services to Sohu at a rate of $75 per hour until June 30, 2004 in order to assist with the smooth transition of Mr. Palaschuk's former duties as Chief Financial Officer to Ms. Yu, and Sohu agreed to provide Mr. Palaschuk with the continued vesting and severance specified in the December 9, 2003 agreement. The modification also specifies that the provision of services by Mr. Palaschuk to a business that operates a "vertical website" in single Internet areas such as auction, e-commerce, financial, real estate or wireless services will not violate Mr. Palaschuk's non-compete obligation.

        On March 8, 2004, Sohu entered into an employment agreement with Carol Yu, Sohu's current Chief Financial Officer, that is identical to Dr. Zhang's employment agreement, except that:

        o       Ms. Yu's annual base salary is $186,000;
        o       the agreement does not entitle Ms. Yu to a car allowance;
        o       the agreement provides for a target bonus of 35%; and
        o the agreement entitles Ms. Yu to reimbursement of her moving expenses of up to $60,000, which is required to be repaid on the following schedule: the entire amount is to be repaid if Ms. Yu leaves prior to the first anniversary of her employment; two-thirds is to be repaid if she leaves between the first anniversary and the second; and one-third is to be repaid if she leaves between the second anniversary and the third.

        On November 18, 2004, Sohu announced that Mr. Koo would resign from the company effective March 31, 2005 to pursue entrepreneurial business opportunities. In connection with this resignation, Sohu entered into an agreement with Mr. Koo which provides for the following:

        o       Except for certain specified provisions, Mr. Koo's January 2003 employment agreement will terminate on March 31, 2005;
        o       Mr. Koo will serve as a part-time consultant (on strategic and major partnership matters) to Sohu from April 1, 2005 until
                September 1, 2005 for an aggregate of $68,000 in fees;
        o       Mr. Koo agrees not to compete with Sohu or solicit any of its employees until the end of the consulting period. These
                provisions replace the non-competition and non-solicitation provisions of Mr. Koo's aforementioned confidentiality, non-competition and non-solicitation agreement with Sohu, but the remaining provisions of that agreement remain in effect;
        o Mr. Koo's health benefits and life insurance will be continued through December 31, 2005;
        o Mr. Koo will continue to receive his base annual salary and housing allowance, as provided in his employment agreement, through September 30, 2005;
        o Mr. Koo's options will continue to vest through September 30, 2005 in accordance with the applicable vesting schedules and his options, to the extent vested, will be exercisable until March 31, 2006; and
        o Mr. Koo will receive a bonus for the period from January 1, 2005 through March 31, 2005, pro-rated for such period, to the extent of any bonus that he would have received for the entire 2005 fiscal year.

        The following graph compares, for the period that Sohu's common stock has been registered under Section 12 of the Exchange Act (which commenced July 12, 2000), the cumulative total stockholder return for Sohu, the Nasdaq Stock Market (U.S. companies) Index (or the Nasdaq Market Index) and the CoreData Group Index for Internet Information Providers (or CoreData Group Index). Measurement points are July 12, 2000 (the first trading day) and the last trading day of Sohu's fiscal years ended December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004. The graph assumes that $100 was invested on July 12, 2000 in the common stock of Sohu, the Nasdaq Market Index, and the MG Group Index, and assumes reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.



                              [PERFORMANCE GRAPH]



                    Sohu.com Inc.   CoreData Group Index   Nasdaq Market Index

7/12/00             100.00          100.00                 100.00
12/31/2000          18.27           47.26                  62.01
12/31/2001          9.23.           25.81                  49.43
12/31/2002          49.23           21.57                  34.48
12/31/2003          230.08          60.00                  51.84
12/31/2004          136.23          87.82                  56.20

COMPENSATION COMMITTEE REPORT

GENERAL COMPENSATION POLICY

        The compensation committee believes that Sohu's compensation programs for executive officers should be designed to attract, motivate, and retain talented executives and should be determined within a competitive framework and based on the achievement of overall financial results and individual contributions. The compensation committee's objectives are to: (i) offer a total compensation program that strives to be competitive with comparable talent at comparable companies in China, with a particular focus on compensation disclosed publicly by Sina Corporation and Netease.com Inc., but also permits recruiting and retention of talented executives who might otherwise be employed by technology companies in the United States and (ii) align the financial interests of executive officers with those of the stockholders by providing significant equity-based incentive awards.

BASE SALARY

        The base salary for each executive officer is set on the basis of the responsibilities of the position held, the experience and performance of the individual, and a review of comparable positions based on informal surveys of the industry in China as well as the United States, and compensation disclosed publicly by Sina Corporation and Netease.com Inc. Sohu generally targets executive compensation for its executive officers at the low end of the range of comparable companies such as Sina Corporation and Netease.com Inc. Sohu targets the compensation for Dr. Charles Zhang, Sohu's Chief Executive Officer, at a lower rate as compared to these companies, due to the fact that Dr. Zhang is a founder and significant shareholder of Sohu.

STOCK OPTIONS

        Grants to executive officers under Sohu's 2000 Stock Incentive Plan allow the officers to acquire shares of Sohu's common stock at the market price on the grant date over a specified period of time. Each option typically vests in periodic installments from one to four years as specified in the option agreement applicable to each executive. Generally, stock options are granted when an executive joins Sohu. Additional options are generally granted on the basis of the individual's performance, potential for future responsibility and the number of unvested options held by the individual at the time of the new grant. The grants are designed to align the interests of executive officers with stockholders and to provide each executive officer with a significant incentive to manage Sohu.

OTHER ELEMENTS OF EXECUTIVE COMPENSATION

        Compensation paid to Sohu's executive officers also generally includes bonuses and the provision of housing and tax equalization. Bonus amounts earned by Dr. Zhang for 2004 will be based on the achievement of fiscal 2004 financial targets, of which 70% of the bonus amount will be based on corporate financial results, 20% of the bonus amount will be based on business lines' financial results and 10% of the bonus amount will be based on the results of the company's independent auditor's report on management assessment on internal control over financial reporting required under Item 308 of Regulation S-K, which as of the date of this Proxy Statement has not been completed. Of the bonus amounts earned by Sohu's other executive officers for 2004, (i) between 50% and 85% will be based on the achievement of 2004 financial targets, (ii) between 20% and 50% will be based on other factors, including an evaluation of the executive's overall qualitative performance and (iii) between 5% and 25% will be based on the results of the company's independent auditor's report on management's assessment of internal controls over financial reporting required by Item 308 of Regulation S-K, which report as of the date of this Proxy Statement has not been completed.

CHIEF EXECUTIVE OFFICER COMPENSATION

        The annual base salary for Dr. Zhang, Sohu's founder and Chief Executive Officer, which is currently set by his employment agreement at $165,000 per annum, was determined by the compensation committee and approved by the Board of Directors. Prior to December 31, 1999, Dr. Zhang, earned $50,000 per annum in salary. In consideration of the significant growth and scale of Sohu's operations under the leadership of Dr. Zhang, effective January 1, 2000, his salary was increased to $100,000 per annum and Sohu provided to Dr. Zhang a housing allowance and tax equalization at a rate of 15% of his salary. On March 1, 2001, Dr. Zhang's salary was increased to $150,000 to bring his salary closer to those other senior executives of companies comparable to Sohu, including Sina Corporation and Netease.com Inc. Dr. Zhang's base salary was $150,000 in 2002 as well and was $165,000 in 2003. In addition to his base salary of $165,000, Dr. Zhang may earn bonus amounts of up to $10,952 for 2004 based upon the achievement of fiscal 2004 financial targets. The original targeted bonus percentage for achieving 2004 financial targets, as updated each quarter, was 45 percent of Dr. Zhang's annual base salary. As the fiscal 2004 financial results were lower than expected, Dr. Zhang's bonus amount may equal up to $10,952, which represents 6.6 percent of his 2004 base salary.

        Dr. Zhang was also granted options to purchase 9,000 shares of common stock in January 2004. These options have an exercise price of $34.5125 per share and are currently exercisable. In granting these options, Sohu's Board considered Dr. Zhang's relatively low salary as compared to chief executive officers of comparable companies such as Sina Corporation and Netease.com Inc. The Board also sought effectively to renew and continue Dr. Zhang's equity incentive into future years, in view of the fact that a comparable number of his options had become vested.

        In 2004 Dr. Zhang also received a housing allowance of $36,000, tax equalization of $44,743, a car allowance of $1,440 and payments for health, travel and disability insurance of $8,390.

                             COMPENSATION COMMITTEE
                                 Edward Roberts
                                  Thomas Gurnee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Mr. Thomas Gurnee was a member of the compensation committee during the fiscal year ended December 31, 2004. From January 2000 until December 2000, Mr. Gurnee served as Sohu's Chief Financial Officer and Senior Vice President, Finance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

(A) TRANSACTIONS RELATED TO SAM QIAN

Mr. Sam Qian, a former Vice President of Sohu who is the brother-in-law of Dr. Charles Zhang, Sohu's Chief Executive Officer, Chairman and a major Sohu stockholder, ceased working for Sohu on February 1, 2004. Mr. Qian was also Chief Executive Officer of Sohu-Guolian Information Technology Co., Ltd, an affiliate of Sohu, prior to its liquidation in December 2003. He received the following payments for fiscal 2004 from Sohu: (i) $8,333 in salary; (ii) $12,000 as a housing allowance; (iii) $11,100 as payments for tuition for his children;
(iv) payments for health insurance of $6,987; and (v) $50,000 in severance payments.

(b) TRANSACTIONS WITH MR. ZHANG TAO

Approximately 54% of the Company's e-commerce cash on delivery services are being provided by Beijing Qingfan Delivery Co., Ltd., or Qingfan, a company owned by Mr. Zhang Tao, the brother of Dr. Charles Zhang, Sohu's Chief Executive Officer, Chairman and a major Sohu stockholder. Total delivery fees paid by the Company to Qingfan were approximately $126,000 for the year ended December 31, 2004.

(C) TRANSACTIONS RELATED TO BEIJING SOHU ONLINE NETWORK INFORMATION SERVICES, LTD., BEIJING CENTURY HIGH-TECH INVESTMENT CO., LTD., BEIJING HENGDA YITONG INTERNET TECHNOLOGY DEVELOPMENT CO., LTD., BEIJING SOHU INTERNET INFORMATION SERVICE CO., LTD. AND BEIJING GOODFEEL INFORMATION TECHNOLOGY CO., LTD.

Current People's Republic of China, or PRC, regulations prohibit foreign companies such as Sohu from owning or operating telecommunications, Internet content and certain other businesses in China. Sohu's indirect wholly owned PRC subsidiaries, Sohu ITC Information Technology (Beijing) Co., Ltd., or Beijing ITC, and Beijing Sohu New Era Information Technology Co., Ltd., or Sohu Era, do not have licenses to provide Internet content and information services. As a result, Sohu restructured its operations in 2000. As part of this restructuring, Sohu's content-related operations were transferred to Beijing Sohu Online Network Information Services, Ltd., or Beijing Sohu, a PRC company that has received approval to develop Internet content and information services. Beijing Sohu now engages in Internet information, wireless and e-commerce services in the PRC on behalf of Sohu. Beijing Sohu is 80% owned by Charles Zhang, Sohu's Chief Executive Officer, and 20% owned by He Jinmei, an employee of Sohu who left Sohu in February 2005, both of whom are PRC nationals. Dr. Zhang is also a Director of Beijing Sohu.

Beijing Century High-Tech Investment Co., Ltd., or High Century, is owned 80% by Dr. Charles Zhang and 20% by Ms. Li Wei, an employee of Sohu and a PRC national. High Century engages in investment holding in the PRC on behalf of Sohu.

Beijing Hengda Yitong Internet Technology Development Co., Ltd., or Hengda, is owned 80% by High Century and 20% by Ms. Li Wei. Hengda engages in Internet access and wireless services in the PRC on behalf of Sohu.

Beijing Sohu Internet Information Service Co. Ltd., or Sohu Internet, is owned 50% by Hengda, 40% by High Century and 10% by Ms. He Jinmei. Sohu Internet engages in Internet information and wireless services in the PRC on behalf of Sohu.

In May 2004, High Century and Sohu Internet acquired 73% and 27% interests, respectively, in Beijing

Goodfeel Information Technology Co., Ltd., or Goodfeel. In July 2004, High Century and Sohu Internet invested $613,000 and $473,000 in Goodfeel, respectively, so that High Century owned a 58.1% interest in Goodfeel with the remaining 41.9% interest owned by Sohu Internet. Goodfeel engages in value added wireless services in the PRC on behalf of Sohu.

Because of PRC regulations prohibit foreign companies from operating in the telecommunications industry, Sohu Internet contracted with mobile network operators on behalf of Sohu that generated wireless revenues of $36,369,000 during the year ended December 31, 2004. The relevant costs incurred by Sohu Internet under the terms of such contracts was $13,267,000 during the year ended December 31, 2004. Beijing Sohu generated e-commerce revenues of $6,171,000 and incurred costs related to such e-commerce revenues of $6,045,000 during the year ended December 31, 2004. Hengda contracted with a fixed line telephone network operator that generated other revenues of $1,069,000 during the year ended December 31, 2004. The relevant costs incurred by Hengda under the terms of such contract was $172,000 for Internet access services during the year ended December 31, 2004.

LOAN AGREEMENTS

At December 31, 2004, Sohu had made long-term loans of $7.4 million to Dr. Zhang and other employees for purposes of funding Sohu's investments in Goodfeel, High Century, Hengda, Beijing Sohu and Sohu Internet. No such loans were made to Dr. Zhang after the enactment of the Sarbanes-Oxley Act of 2002. Sohu uses long term loans to these parties for funding Sohu's investments in Goodfeel, High Century, Hengda, Beijing Sohu and Sohu Internet because, as discussed above, PRC regulations prohibit or restrict foreign companies such as Sohu from owning or operating telecommunications, Internet content and certain other businesses in China.

In October 2004, to further satisfy PRC regulations, Sohu entered into loan and share pledge agreements with Mr. Deng Xiufeng and Ms. Zhou Jing, two employees of Sohu, pursuant to which Sohu extended loans of $701,848 to Mr. Deng Xiufeng and $506,152 to Ms. Zhou Jing to purchase all of the shares of Goodfeel. Deng Xiufeng will purchase the 58.1% interest in Goodfeel from High Century and Zhou Jing will purchase the 41.9% interest in Goodfeel from Sohu Internet. In November 2004, Sohu entered into loan and share pledge agreements with Wang Jianjun and Wang Xin, two employees of Sohu, pursuant to which Sohu extended loans of $241,546 to Mr. Wang Jianjun and $966,184 to Ms. Wang Xin to purchase all of the shares of Hengda. Mr. Wang Jianjun will purchase the 20% interest in Hengda from Ms. Li Wei and Ms. Wang Xin will purchase the 80% interest in Hengda from High Century. The share transfers have been registered with local authorities in the PRC.

The long term loans include provisions which provide that, subject to PRC law,
(i) the loans can only be repaid to Sohu by transferring the shares of Goodfeel, High Century, Hengda, Sohu Internet or Beijing Sohu to Sohu, (ii) the shares of Goodfeel, High Century, Hengda, Sohu Internet or Beijing Sohu cannot be transferred without the approval of Sohu, and (iii) Sohu has the right to appoint all directors and senior management personnel of Goodfeel, High Century, Hengda, Sohu Internet and Beijing Sohu. Dr. Zhang and the other employee borrowers have pledged all of their shares in Goodfeel, High Century, Hengda, Sohu Internet and Beijing Sohu as collateral for the loans and the loans bear no interest and are due on demand after October 2006, in the case of Goodfeel, after November 2003, in the case of High Century, the earlier of a demand or 2010, in the case of Beijing Sohu, after November 3, 2006, in the case of Hengda, and after June 2004, in the case of Sohu Internet, or, in any case, at such time as Dr. Zhang or the other employee borrowers, as the case may be, is not an employee of Sohu.

Beijing ITC and Beijing Sohu have also entered into the following agreements:

COOPERATION AGREEMENT

Under this agreement, Beijing Sohu agreed to provide Internet information services to Beijing ITC for a service fee of $145,000. The parties intend that the fee be an amount necessary to reimburse Beijing Sohu for all its costs and expenses incurred in conducting its content operations under the cooperation agreement. In order to allow Beijing Sohu to provide the services, Beijing ITC has granted to Beijing Sohu and will assist Beijing Sohu in obtaining from Sohu licenses for a fixed monthly fee. Beijing ITC has agreed that it will provide technical services to Beijing Sohu in order to support Beijing Sohu's operations and services.

ASSETS AND BUSINESS RESTRUCTURING AGREEMENT

Under this agreement, Beijing ITC agreed to transfer all ten of its content-related servers and related equipment to Beijing Sohu for $89,000 and assign up to 25 of its content editors and supervisors to Beijing Sohu. In return, Beijing Sohu agreed to use the content-related servers and related equipment solely for the purpose of providing information services to the www.sohu.com Web site and to be responsible for the compensation, welfare and employment of the content editors and supervisors assigned to Beijing Sohu.

OPTION AGREEMENT

Beijing ITC entered into an exclusive 20-year option agreement with the stockholders of Beijing Sohu, Dr. Charles Zhang and Ms. Jinmei He. Under this agreement, Beijing ITC or a third party designated by Beijing ITC will have the right, at any time, subject to the laws of the PRC, including any applicable restrictions on foreign investment, to purchase from Dr. Zhang and Ms. He at an aggregate price of $242,000, their entire ownership interest in Beijing Sohu. In the event Beijing ITC or its designee purchases shares of Beijing Sohu pursuant to the option agreement, the net proceeds to Dr. Zhang and Ms. He from the sale of shares will be applied towards partial repayment of the loans described above.

(D) TRANSACTIONS WITH LENOVO GROUP LIMITED

In fiscal 2004, Lenovo Group Limited did not purchase any advertising from Sohu. Mary Ma, one of our Directors, is the Executive Director, Vice President and Chief Financial Officer of Lenovo Group Limited.

(E) TRANSACTIONS WITH NETBIG

In fiscal 2004, Netbig Education Holdings Ltd., or Netbig, purchased advertising services totaling approximately $30,000 from Sohu. Charles Huang, one of our Directors, is the Founder, Chief Executive Officer and Chairman of Netbig.

(F) TRANSACTIONS WITH NINE CITY

In fiscal 2004, Nine City (Shanghai) Technology Co., Ltd, or Nine City, purchased advertising services totaling approximately $453,000 from Sohu. George Chang, a former member of the Board of Directors of Sohu, is a senior executive of the major shareholder of Nine City and was a member of the Board of Directors of Sohu at the time of the transactions with Nine City.

PROPOSAL II.  AMENDMENT OF STOCK INCENTIVE PLAN

        In April 2005, the Board of Directors adopted an amendment to Sohu's 2000 Stock Incentive Plan to increase the number of shares of common stock covered by the Stock Incentive Plan to an aggregate of 9,500,000 shares and to provide for direct purchases of restricted common stock of Sohu by directors, officers, employees, consultants and advisors under the Stock Incentive Plan. The Amended Stock Incentive Plan is attached hereto as APPENDIX C. The following is a summary of the material provisions of the Stock Incentive Plan, which is qualified by the full Stock Incentive Plan attached as APPENDIX C.

        The Board of Directors adopted the Stock Incentive Plan in January 2000 to assist Sohu in attracting and retaining qualified persons to serve as employees, officers, directors, consultants and advisors who will contribute to Sohu's success and the success of the members of its network. Sohu also seeks to motivate those people to achieve long-term objectives which will benefit Sohu's stockholders. Employees, officers, directors, consultants and advisors of Sohu and its subsidiaries are eligible to receive options or, if the amendment is approved, to make direct purchases of restricted common stock under the Stock Incentive Plan. The Stock Incentive Plan was approved by Sohu's stockholders on July 5, 2000. On May 17, 2001, the stockholders approved an amendment to the Stock Incentive Plan whereby the number of shares of common stock covered by the plan was increased from 2,340,000 to 7,000,000. On May 14, 2004, the stockholders approved an amendment to the Stock Incentive Plan whereby the number of shares of common stock covered by the plan was increased from 7,000,000 to 8,000,000.

        The compensation committee administers the Stock Incentive Plan and has wide discretion to award options or, if the amendment is approved, authorize direct purchases of restricted common stock, subject to the limitations set forth below. Subject to the provisions of the Stock Incentive Plan, the compensation committee determines who will be granted options or, if the amendment is approved, authorized to make direct purchases of restricted common stock, the type and timing of options to be granted, vesting schedules and other terms and conditions of options or, if the amendment is approved, the restricted common stock, including the exercise price in the case of options and purchase price in the case of restricted common stock, except that such determinations are required to be made by the full Board of Directors with respect to grants of options to or, if the amendment is approved, direct purchases of restricted common stock by executive officers, members of the Board of Directors and non-employees. A significant number of Sohu's employees are granted options. The number of options or, if the amendment is approved, shares of restricted common stock awarded to a person is based on the person's potential ability to contribute to Sohu's success, the person's position with Sohu and, to some degree, length of service.

        The Board of Directors may award "incentive" stock options or "non-qualified" stock options. Sohu has granted both incentive and non-qualified stock options under the Stock Incentive Plan. If the holder of an incentive stock option exercises the option and holds the shares of common stock he or she receives for the holding periods required by the Internal Revenue Code of 1986 as amended, or the Code, the exercise of the incentive stock option does not cause taxable income to be recognized by the holder (although it may result in liability for payment of alternative minimum tax). Sohu is therefore not entitled to a corresponding tax deduction. The incentive stock options granted under the Stock Incentive Plan are designed to meet the requirements of the Code, which include but are not limited to a requirement that the exercise price be at least 100% of the fair market value of Sohu's common stock on the date the option is granted and that the option have a term no longer than ten years. No person who owns, directly or indirectly, more than 10% of the total combined voting power of Sohu's common stock may receive incentive stock options unless the exercise price is at least 110% of the fair market value of Sohu's common stock on the grant date and the term is no longer than five years. Options granted under the Stock Incentive Plan are generally not transferable by the optionee, other than by will or by the laws of descent and distribution.

        By contrast, if the holder of a non-qualified stock option exercises the option, the holder will be required to recognize taxable income on the date of exercise equal to the difference between the fair market value of the shares acquired by exercising the option and the exercise price of the option. In addition, if a person makes a purchase of restricted common stock for less than its fair market value and makes a timely election under Section 83(b) of the Code, such person will be required to recognize taxable income on the date of such purchase equal to the difference between the fair market value of the shares acquired and the purchase price of the shares. In each case, Sohu will be entitled to withhold tax and is entitled to a corresponding tax deduction.

        As of February 28, 2005, options to purchase 3,070,819 shares of common stock were outstanding under the Stock Incentive Plan and 1,205,974 shares remained available for future option grants. The weighted average exercise price for these outstanding options is $9.41 per share. Most of these outstanding options become exercisable on a schedule at least as rapid as the following:

        o with respect to 25% of the shares subject to the option, on the first anniversary of the date of grant; and

        o with respect to the remaining 75% of the shares subject to the option, in twelve equal quarterly installments beginning one calendar quarter after the date of such anniversary.

        Incentive stock options terminate upon the first to occur of (i) three months after termination of an option holder's employment for any reason other than death or disability, 180 days after an option holder's death and one year after termination of an option holder's employment because of disability and
(ii) ten years after the grant date (five years after the grant date in the case of a holder of more than 10% of the total combined voting power of Sohu's common stock). Nonqualified options terminate upon the date specified in the agreement granting the option.

        Subject to limitations set forth in the Stock Incentive Plan, the provisions of the Code applicable to incentive stock options and Nasdaq rules, the Board may terminate or amend the Stock Incentive Plan in any respect at any time.

        Sohu has filed with the Securities and Exchange Commission Registration Statements on Form S-8 covering the shares of common stock underlying options granted under the Stock Incentive Plan and, assuming approval by Sohu's stockholders of the proposed increase, intends to file a Registration Statement on Form S-8 to cover the increased amount of shares available under the plan.

        On March 25, 2005, the last reported sales price for our common stock on the Nasdaq National Market was $17.84 per share.

        The Board of Directors believes it is in the interest of Sohu and its stockholders to adopt the proposed amendment to the Stock Incentive Plan. The Board believes the increase in shares available for issuance and the provision of purchases of restricted common stock under the Stock Incentive Plan will assist Sohu to continue to attract and retain key personnel and to strengthen the identity of such persons' interests with the interests of Sohu's stockholders. A majority of the votes cast by the stockholders represented at the meeting, in person or by proxy, is required to approve this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE STOCK INCENTIVE PLAN.

                                  EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2004

                                                                                  WEIGHTED-
                                                               NUMBER OF           AVERAGE       NUMBER OF SECURITIES
                                                           SECURITIES TO BE       EXERCISE        REMAINING AVAILABLE
                                                              ISSUED UPON         PRICE OF        FOR FUTURE ISSUANCE
                                                              EXERCISE OF        OUTSTANDING        UNDER EQUITY
                                                              OUTSTANDING         OPTIONS,        COMPENSATION PLANS
                                                           OPTIONS, WARRANTS      WARRANTS      (EXCLUDING SECURITIES
                                                              AND RIGHTS         AND RIGHTS    REFLECTED IN COLUMN (A))
PLAN CATEGORY                                                      (A)               (B)                  (C)
--------------------------------------------------------- -------------------   ------------  -------------------------
Equity compensation plans approved by security holders
   2000 Stock Incentive Plan                                        3,274,733          $9.23                  1,104,421
Equity compensation plans not approved by security
   holders                                                                 --             --                         --

Total                                                               3,274,733          $9.23                  1,104,421

PROPOSAL III.   RATIFICATION OF SELECTION OF AUDITORS

        The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers as Sohu's independent auditors for the fiscal year ending December 31, 2005. Representatives of PricewaterhouseCoopers will be present at the Annual Meeting of Stockholders, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of ratifying the selection of PricewaterhouseCoopers to audit the books and accounts of Sohu for the fiscal year ending December 31, 2005.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        AUDIT FEES

        The aggregate fees billed by PricewaterhouseCoopers for professional services rendered for the audit of Sohu's annual financial statements for the fiscal year ended December 31, 2004, including the reviews of the financial statements included in Sohu's Quarterly Reports on Form 10-Q, assistance with Securities Act filings and the audit of management's assertion as to the effectiveness of internal control over financial reporting required under Item 308 of Regulation S-K, were $1,201,730.

        The aggregate fees billed by PricewaterhouseCoopers for professional services rendered for the audit of Sohu's annual financial statements for the fiscal year ended December 31, 2003, including the reviews of the financial statements included in Sohu's Quarterly Reports on Form 10-Q and assistance with Securities Act filings, were $281,000.

        AUDIT-RELATED FEES

        The aggregate fees billed by PricewaterhouseCoopers for assurance and related services that are reasonably related to the performance of the audit or review of Sohu's financial statements, and are not reported above, were $72,030 for the fiscal year ended December 31, 2004 and $305,000 for the fiscal year ended December 31, 2003. Such services for fiscal 2004 are attributable to Sohu's acquisition of Goodfeel and general training regarding concepts and principles in information technology controls. Such services for fiscal 2003 are related to the Sohu's issuance of zero coupon convertible senior notes and their registration with the Securities and Exchange Commission, and Sohu's acquisitions of Focus.cn and 17173.com.

        TAX FEES

        The aggregate fees billed by PricewaterhouseCoopers for professional services rendered for United States and People's Republic of China tax advice and compliance were $150,902 for the fiscal year ended December 31, 2004 and $122,000 for the fiscal year ended December 31, 2003. Such services for fiscal 2004 consisted of U.S. tax advice and compliance in connection with Sohu's U.S. and People's Republic of China tax filings for calendar year 2004. Such services for fiscal 2003 consisted of U.S. tax advice and compliance in relation to the restructuring, acquisitions and exercise of company stock options for calendar year 2003.

        ALL OTHER FEES

        There were no other fees billed by PricewaterhouseCoopers for services rendered to Sohu, other than the services described above.

        Since the enactment of the Sarbanes-Oxley Act of 2002, the audit committee has pre-approved all services provided by PricewaterhouseCoopers.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS AS AUDITORS.

                                 CODE OF ETHICS

        Sohu has adopted a code of ethics that applies to the company's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code of ethics is filed as an exhibit to Sohu's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

                                  OTHER MATTERS

        Sohu's Board of Directors is not aware of any matter, other than those described above, that may come before the meeting. However, if any matters are properly presented to the meeting for action, it is intended that the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

                          COMMUNICATIONS WITH DIRECTORS

        Sohu's Board of Directors has not established a formal process for stockholders to send communications to the Board of Directors and individual directors. However, the names of all directors are available to stockholders in this proxy statement. If Sohu receives any stockholder communication intended for the full Board of Directors or any individual director, Sohu will forward the communication to the full Board of Directors or the individual director, unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case Sohu has the authority to discard the communication or take appropriate legal action regarding the communication.

        All members of the Board of Directors are encouraged, but not required, to attend Sohu's annual meetings of stockholders. At Sohu's 2004 annual meeting of stockholders, two of the seven directors then in office were in attendance.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        In order for a stockholder proposal to be considered for inclusion in Sohu's proxy materials for the 2006 Annual Meeting of Stockholders, it must be received by Sohu at Level 12, Vision International Center, No. 1 Unit Zhongguancun East Road, Haidian District, Beijing 100084, People's Republic of China, Attention: Caroline Straathof, no later than December 17, 2005. Proposals of stockholders intended to be considered at the 2006 Annual Meeting of Stockholders, but not included in Sohu's proxy materials for that meeting, must be received by Sohu at the above address no less than 60 days nor more than 90 days prior to that meeting; PROVIDED, HOWEVER, that if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, the proposal must be received not more than ten days after the date of the meeting is first announced or disclosed.

                                  ANNUAL REPORT

        A copy of Sohu's 2004 Annual Report to Stockholders is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. Stockholders not receiving a copy of such Annual Report may obtain one, without charge, by writing or calling Caroline Straathof at Level 12, Vision International Center, No. 1 Unit Zhongguancun East Road, Haidian District, Beijing 100084, People's Republic of China, telephone (011) 8610-6272-6666, or by e-mail at cstraathof@sohu-inc.com.

                     VOTING VIA THE INTERNET OR BY TELEPHONE

FOR SHARES DIRECTLY REGISTERED IN THE NAME OF THE STOCKHOLDER.

        Stockholders with shares registered directly with The Bank of New York may vote those shares telephonically by calling The Bank of New York at 1-866-242-2612 (within the U.S. and Canada only, toll-free) or at 1-610-993-0190 (outside the U.S. and Canada), or via the Internet at The Bank of New York's voting Web site (https://www.proxyvotenow.com/sohu).

FOR SHARES REGISTERED IN THE NAME OF A BROKER OR A BANK.

        A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by The Bank of New York for shares registered directly in the name of the stockholder. If your shares are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may be able to vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services' voting Web site (www.proxyvote.com).

GENERAL INFORMATION FOR ALL SHARES VOTED VIA THE INTERNET OR BY TELEPHONE.

        Votes submitted via the Internet or by telephone must be received by 4 P.M. E.S.T. on May 16, 2005. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting via the Internet should understand that there might be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder.


                                         By order of the Board of Directors

People's Republic of China
April 12, 2005

                                   Appendix A

                             Audit Committee Charter

                                  SOHU.COM INC.

                             AUDIT COMMITTEE CHARTER

I. COMPOSITION OF THE AUDIT COMMITTEE: There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall have at least three members. The Audit Committee shall be composed solely of directors who (i) are "independent" as defined in The Nasdaq Stock Market Marketplace Rules (the "Nasdaq Rules") or meet any applicable exceptions in the Nasdaq Rules, (ii) meet the criteria for independence set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), (iii) have not participated in the preparation of the financial statements of the Company or any subsidiary within the last three years, and (iv) are able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement, all as determined by the Board of Directors. In addition, at least one member of the Audit Committee shall be someone with financial sophistication as described in the Nasdaq Rules as determined by the Board of Directors.

        The members of the Audit Committee shall be selected by the Board of Directors and shall serve until their successors have been selected or their earlier resignation or removal.

II. PURPOSES OF THE AUDIT COMMITTEE: The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. In so doing, it is the responsibility of the Audit Committee to provide an open avenue of communication between management and the Board of Directors.

        The outside auditors for the Company are accountable to the Audit Committee and shall report directly to the Audit Committee. The Audit Committee has the sole authority and responsibility to appoint, evaluate, oversee, retain, compensate and, where deemed appropriate, replace the outside auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, as well as to approve all audit engagement fees and terms.

        The outside auditors shall submit to the Company annually a formal written statement describing relationships between the outside auditors and the Company ("Statement as to Independence"), addressing at least the matters set forth in Independence Standards Board Standard No. 1.

III. MEETINGS OF THE AUDIT COMMITTEE: The Audit Committee shall meet each quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and any interim financial statements and financial results. In addition to such meetings of the Audit Committee as may be required to discuss the matters set forth in Article IV, the Audit Committee shall meet separately at least annually with management and the outside auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. In addition, the Audit Committee shall meet with the outside auditors and management quarterly to review the Company's financial statements. The Audit Committee shall also review the Company's disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Securities and Exchange Commission ("SEC") filings, and have the opportunity to discuss such disclosure with management. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or outside auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other. The Audit Committee shall designate a "Secretary" of each meeting to keep the minutes of the meeting.

IV. DUTIES AND POWERS OF THE AUDIT COMMITTEE: To carry out its purposes, the Audit Committee shall have the following duties and powers:

        a.      with respect to the outside auditor,

                (i) to conduct an assessment of the competence and qualifications of outside auditors and, based on that assessment, to retain outside auditors on the Company's behalf;

                (ii) to oversee the work of the outside auditors, including resolution of disagreements between management and the auditors regarding financial reporting, engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company, as well as to approve all audit engagement fees and terms;

                (iii) to pre-approve all audit and permissible non-audit services in accordance with Section 202 of the Sarbanes-Oxley Act of 2002 ("SOX") and the SEC rules promulgated thereunder;

                (iv) to ensure that the outside auditors prepare and deliver annually a Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of the statement), to discuss with the outside auditors any relationships or services disclosed in the statement that may affect the objectivity and independence of the Company's outside auditors, and to take appropriate action in response to the statement to satisfy itself of the outside auditors' independence; and

                (v) to review and discuss with the outside auditors at least quarterly (A) all critical accounting policies and practices to be used; (B) all alternative treatments of financial information within generally accepted accounting principles that the auditors have discussed with management and the ramifications of such alternative disclosures and treatments; and (C) other material written communications between the outside auditors and management, such as any management letter or schedule of unadjusted differences.

        b.      with respect to the internal audit function,

                (i) to review the qualifications and experience of members of the Company's internal audit team;

                (ii) to review the internal audit function for performance, sufficiency, and effectiveness;

                (iii) to review the audit plans for the coming year and, where appropriate, review the coordination of such plans with the outside auditors;

                (iv) to advise members of the internal auditing team that they are expected to provide to the Audit Committee summaries of and, as appropriate, reports to management prepared by the internal auditing team and management's responses thereto; and

                (v) to review and approve the appointment, remuneration, performance, and replacement of the internal audit management personnel, graded at manager or above.

        c. with respect to financial reporting principles and policies and internal audit controls and procedures,

                (i) to advise management and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

                (ii) to consider any reports or communications, and management's responses thereto, submitted to the Audit Committee by the outside auditors pursuant to Statement on Auditing Standards No. 61 ("Communication with Audit Committees") or otherwise.

                (iii)   to meet with management and the outside auditors:

                        o       to discuss the scope of the annual audit;

                        o       to discuss the audited financial statements;

                        o to discuss any significant matters arising from any audit or report or communication referred to in items b(iv) or c(ii) above, whether raised by management, the internal audit team or the outside auditors;

                        o to review the form of opinion the outside auditors propose to render to the Board of Directors and stockholders;

                        o to discuss significant changes to the Company's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the outside auditors, the internal audit team or management; and

                        o to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks;

                (iv)    to review management representation letter;

                (v) to obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act, which sets forth certain procedures to be followed in any audit of financial statements required under the Exchange Act; and

                (vi) to discuss with the Company's senior management any significant legal matters that may have a material effect on the financial statements or the Company's compliance policies, including material notices to or inquiries received from governmental agencies.

        d.      with respect to reporting and recommendations,

                (i) to prepare any report, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Company's annual proxy statement;

                (ii) to review this Charter at least annually and recommend any changes to the full Board of Directors;

                (iii) to report its activities to the full Board of Directors on a regular basis;

                (iv) to review and discuss with management the Company's annual and quarterly financial statements and all internal control reports or summaries thereof, and review other material reports on financial information (excluding tax returns and reports) submitted by the Company to any governmental body, or the public, including management certifications as required by SOX (Sections 302 and 906) and reports rendered by the outside auditors; and

                (v) to advise the Board of Directors of the Audit Committee's recommendation as to inclusion of the Company's audited annual financial statements in the Company's Annual Report on Form 10-K.

        e. To establish procedures, in accordance with Section 301 of SOX and Rule 10A-3 of the Exchange Act, for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

        f. To review on an ongoing basis all related party transactions for potential conflict of interest situations as reported by the internal audit function or the Chief Financial Officer and, if appropriate, approve any such transactions, as required by the Nasdaq Rules.

        g. To establish, review and update periodically a Code of Ethics and Conduct and ensure that management has established a system to enforce this code; to ensure that the code is in compliance with all applicable rules and regulations; to monitor compliance with the code; and to take such other actions as are set forth in the code.

        h. With respect to the internal control and disclosure control environments,

                (i) To oversee the Company's compliance with Section 404 of SOX;

                (ii) To review with management, the outside auditors and the internal audit team the adequacy of the Company's disclosure controls and procedures and internal controls over financial reporting, including anti-fraud controls, and the findings and recommendations of the outside auditors and the internal audit team, together with management's proposed responsive actions; and

                (iii) To consider and review the Company's annual assessment of the effectiveness of its internal controls and the outside auditor's attestation and report about the Company's assessment.

        i.      With respect to other Audit Committee responsibilities,

                (i) To establish hiring policies with respect to employees or former employees of the outside auditors;

                (ii)    To perform an annual Committee self-assessment; and

                (iii) To receive training in order to better develop skills related to the performance of its duties.

        The Audit Committee may authorize one or more members of the Audit Committee to carry out the duties set forth in paragraphs IV(a)(iii) and IV(f) hereof between meetings of the Audit Committee and any pre-approvals or approvals by Audit Committee members so authorized shall be reported to the Audit Committee at its next meeting.

V. RESOURCES AND AUTHORITY OF THE AUDIT COMMITTEE: The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and, in accordance with
        Section 301 of SOX and Rule 10A-3 of the Exchange Act, to retain independent counsel and other experts, advisors or consultants as it determines is necessary to carry out its duties, and to determine funding for payment of (i) compensation to any such counsel, experts, advisors or consultants, (ii) compensation to outside auditors engaged by the Audit Committee and (iii) ordinary administrative expenses of the Audit Committee.

                                   Appendix B

                          Nominating Committee Charter

                                  SOHU.COM INC.

                          NOMINATING COMMITTEE CHARTER

ORGANIZATION

There shall be a committee of the Board of Directors to be known as the Nominating Committee. The Nominating Committee shall have at least two members. The Nominating Committee shall be composed solely of directors who are "independent" in accordance with The Nasdaq Stock Market Marketplace Rules for determining the independence of directors (subject to any Nasdaq exceptions), and otherwise meet The Nasdaq Stock Market Marketplace Rules requirements for the membership of the Nominating Committee. Independent Nominating Committee members shall be free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as Nominating Committee members.

STATEMENT OF PURPOSE

The purpose of the Nominating Committee shall be to assist the Board in identifying individuals qualified to become Directors under criteria approved by the Board, periodically review director compensation and benefits and recommend to the Board any improvements to the Company's corporate governance guidelines as it deems appropriate. The Nominating Committee shall also assist the Board in assessment of board effectiveness, continuing education, new director orientation and determining committee membership.

RESPONSIBILITIES

In carrying out its responsibilities, the Nominating Committee believes its policies and procedures should remain flexible, in order to best react to changing needs of the Company.

In carrying out these responsibilities, the Nominating Committee will:

        1. Evaluate the suitability of potential nominees for membership on the Board, taking into consideration the Board's current composition, including expertise, diversity, and balance of inside, outside and independent directors, and considering the general qualifications of the potential nominees, such as:

                (a)     Unquestionable integrity and honesty,

                (b) The ability to exercise sound, mature and independent business judgment in the best interests of the stockholders as a whole,

                (c) A background and experience with fields which will complement the talents of the other Board members,

                (d) Willingness and capability to take the time to actively participate in Board and committee meetings and related activities,

                (e) Ability to work professionally and effectively with other Board members and Company management,

                (f) Availability to remain on the Board long enough to make an effective contribution, and

                (g) Absence of material relationships with competitors or other third parties that could present realistic possibilities of conflict of interest or legal issues,

                and see that all necessary and appropriate inquiries are made into the backgrounds of such candidates.

        2. Recommend to the Board the number and names of proposed nominees for election as Director at the Annual Meeting of Stockholders and, in the case of a vacancy on the Board, the name of an individual to fill the vacancy.

        3. Submit the minutes of all meetings of the Nominating Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

        4. Review the direct and indirect relationships of members of the Board with the Company or its management and assist the Board with its determination of the independence of its members.

        5. Monitor trends and best practices in director compensation, benefits and stock ownership guidelines and recommend changes to the Board as it deems appropriate, taking into consideration the interests of the Company and its stockholders, maintenance of the independence of a majority of the members of the Board, the work load, time commitment and responsibilities involved in Board and committee meeting participation, and comparison with the compensation practices of comparable companies.

        6. Monitor trends and best practices in corporate governance, periodically review the corporate governance guidelines, and recommend changes as it deems appropriate in those guidelines, in the corporate governance provisions of the Company's By-Laws, and in the policies and practices of the Board.

        7. Annually review and make recommendations to the Board regarding its process for evaluating the effectiveness of the Board and its committees. The Nominating Committee shall oversee the annual assessment of Board effectiveness and report to the Board.

        8. Periodically review and make recommendations to the Board regarding new director orientation and director continuing education.

        9. Annually recommend to the Board following the annual meeting of stockholders, committee membership and chairs.

        10. Review this Nominating Committee charter at least annually, and make any changes deemed appropriate, subject to review and approval of the full Board of Directors.

        11. Establish and maintain procedures for the submission of unsolicited recommendations for nominees, including appropriate deadlines and the type of information that must be provided with recommendations.

AUTHORITY AND RESOURCES

The Nominating Committee shall have the authority and resources to:

        |X| solicit ideas for director nominees from other members of the Board, and to make its own inquiries;

        |X| solicit suggestions for director nominees from management, stockholders and other sources;

        |X| engage outside search or other consultants to assist in identifying potential director nominees; and

        |X| determine funding for payment of compensation to any such consultants and ordinary administrative expenses of the nominating committee.

All potential nominees must first be considered by the Nominating Committee before being contacted as possible nominees and before having their names formally considered by the full Board.

                                   Appendix C

                      2000 Stock Incentive Plan, as amended

                                  SOHU.COM INC.
                            2000 STOCK INCENTIVE PLAN
                                  (as amended)

        1. PURPOSE. This 2000 Stock Incentive Plan (the "Plan") is intended to provide incentives: (a) to the officers and other employees of Sohu.com Inc., a Delaware corporation (the "Company"), and any present or future parent or subsidiaries of the Company (collectively, "Related Corporations") by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") ("ISO" or "ISOs"), and (b) to directors, officers, employees, consultants and advisors of the Company and Related Corporations by providing them with (i) opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options") or (ii) by providing them with opportunities to make direct purchases of common stock of the Company ("Restricted Stock Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options". Options and Restricted Stock Purchases are referred to hereafter individually as a "Stock Right" and collectively as "Stock Rights." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code.

        2.      ADMINISTRATION OF THE PLAN.

        A. BOARD OR COMMITTEE ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may appoint a Compensation Committee (as the case may be, the "Committee") of two (2) or more of its members to administer the Plan and to grant Stock Rights hereunder, provided such Committee is delegated such powers in accordance with applicable state law. (All references in this Plan to the "Committee" shall mean the Board if no such Compensation Committee has been so appointed). If the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Plan shall be administered in accordance with the applicable rules set forth in Rule 16b-3 or any successor provisions of the Exchange Act or the rules under the Exchange Act or any such successor provision ("Rule 16b-3"). Each member of the Committee shall also be an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

        B. AUTHORITY OF BOARD OR COMMITTEE. Subject to the terms of the Plan, the Committee shall have the authority to: (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options) and to make purchases of Restricted Stock) to whom Non-Qualified Options or rights to make Restricted Stock Purchases may be granted; (ii) determine the time or times at which

Options may be granted or Restricted Stock Purchases made; (iii) determine the exercise price of shares subject to each Option, which price shall not be less than the minimum price specified in paragraph 6 and the purchase price of shares subject to each Restricted Stock Purchase; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options and Restricted Stock Purchases and the nature of any such restrictions; (vii) impose such other terms and conditions with respect to Stock Rights not inconsistent with the terms of this Plan as it deems necessary or desirable; and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it.

        If the Committee decides to issue a Non-Qualified Option, the Committee shall take whatever actions it deems necessary, under the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

        C. COMMITTEE ACTIONS. The Committee may select one of its members as its chairman and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, acting at a meeting (whether held in person or by teleconference), or acts reduced to or approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan, subject to compliance with paragraph 2A.

        D. GRANT OF STOCK RIGHTS TO BOARD MEMBERS. Stock Rights may be granted to members of the Board, subject to compliance with Rule 16b-3 when required by paragraph 2A. All grants of Stock Rights to members of the Board shall be made in all respects in accordance with the provisions of this Plan applicable to other eligible persons.

        3. ELIGIBLE EMPLOYEES AND OTHERS. ISOs may be granted to any employee of the Company or any Related Corporation. Those officers and directors of the Company who are not employees may not be granted ISOs under the Plan. Non-Qualified Options and authorizations to make Restricted Stock Purchases may be granted to any employee, officer or director (whether or not also an employee) or consultant or advisor of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant a Stock Right.

Granting a Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Stock Rights.

        4. COMMON STOCK. The stock subject to Stock Rights shall be authorized but unissued shares of Common Stock of the Company, $.001 par value (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 9,500,000 minus that number of shares which are the subject of option grants made, or were purchased pursuant to the exercise of options that were granted, to employees, officers directors, or consultants of the Company or Related Corporations prior to the date of the adoption of this plan by the Company's Board of Directors, subject to adjustment as provided in paragraph 13. Any such shares may be issued pursuant to the exercise of ISOs or Non-Qualified Options so long as the aggregate number of shares so issued does not exceed such number, as adjusted. If any Stock Right granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or if any shares of Common Stock issued pursuant to a Stock Right have been repurchased by the Company in accordance with the terms of the agreement or instrument pursuant to which the Stock Right is granted then the unpurchased shares subject to such Stock Right and any shares issued pursuant to a Stock Right that have been so repurchased by the Company (or shares in substitution thereof) shall again be available for grants of Stock Rights under the Plan.

        5. GRANTING OF STOCK RIGHTS. Stock Rights may be granted under the Plan at any time after January 24, 2000 and prior to January 24, 2010. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to paragraph 17.

        6.      MINIMUM OPTION PRICE; ISO LIMITATIONS.

        A. PRICE FOR ISOS. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant.

        B. $100,000 ANNUAL LIMITATION ON ISOS. Each eligible employee may be granted ISOs only to the extent that, in the aggregate under this Plan and all other incentive stock option plans of the Company and any Related Corporation, such ISOs do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase more than $100,000 in fair market value (determined at the time the ISOs were granted) of Common Stock in that year. Any

Options granted to an employee in excess of such amount will be granted as Non-Qualified Options.

        C. DETERMINATION OF FAIR MARKET VALUE. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange, or on the Nasdaq National Market or the Nasdaq Small Cap Market, if the Common Stock is not then traded on a national securities exchange; or (ii) the average of the low bid and high ask prices as quoted on that date by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange or the Nasdaq National Market or the Nasdaq Small Cap Market. If the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors in good faith it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length, if any.

        7. OPTION DURATION. Subject to earlier termination as provided in paragraphs 9, 10, and 13B, each Option shall expire on the date specified by the Committee and set forth in the original stock option agreement granting such Option, provided that ISOs shall in any event expire not more than ten years from the date of grant, and ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation shall expire not more than five years from the date of grant. Non-Qualified Options shall expire on the date specified in the agreement granting such Non-Qualified Options, subject to extension as determined by the Committee. ISOs, or any part thereof, that have been converted into Non-Qualified Options may be extended as provided in paragraph 17.

        8. EXERCISE OF OPTION. Subject to the provisions of paragraphs 9 through 13, each Option granted under the Plan shall be exercisable as follows:

        A. VESTING. Unless otherwise specified by the Committee or the Board of Directors and subject to paragraphs 9 and 10 with respect to ISO's, Options granted to employees shall vest on a schedule at least as rapid as the following: (a) as to 25% of the shares subject to the Option, on the first anniversary of the date of grant of the Option; and (b) as to the remaining 75% of the shares subject to the Option, in 12 equal quarterly installments beginning one calendar quarter after the date of such anniversary. The Committee may also specify such other conditions precedent as it deems appropriate to the exercise of an Option.

        B. FULL VESTING OF INSTALLMENTS. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

        C. PARTIAL EXERCISE. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable, provided that the Committee may specify a certain minimum number or percentage of the shares issuable upon exercise of any Option that must be purchased upon any exercise.

        D. ACCELERATION OF VESTING. The Committee shall have the right to accelerate the date of exercise of any installment of any Option, despite the fact that such acceleration may cause the application of Sections 280G and 4999 of the Code if an Acquisition, as defined below in paragraph 13B, occurs.

        9. TERMINATION OF EMPLOYMENT. If an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his ISOs shall become exercisable following the date of such cessation of employment, and his ISOs shall terminate after the passage of three (3) months from the date of termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 17. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

        The Board or Committee may establish such provisions in particular Stock Right grant agreements as it may deem appropriate with respect to the treatment of Stock Rights other than ISOs upon the termination of the employment of the holder of the Stock Right.

        10.     DEATH; DISABILITY.

        A. DEATH. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his death, any ISO of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the ISO or one hundred and eighty (180) days from the date of such optionee's death.

        B. DISABILITY. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his disability, he or, in the event of his death, his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, shall have the right to exercise any ISO held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the ISO or one (1) year from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or successor statute.

        11. ASSIGNABILITY. No ISO, and unless specified in the agreement or instrument pursuant to which the Option is granted, no Non-Qualified Option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the grantee each Stock Right shall be exercisable only by him or her. No Stock Right, and no right to exercise any portion thereof, shall be subject to execution, attachment, or similar process, assignment, or any other alienation or hypothecation. Upon any attempt so to transfer, assign, pledge, hypothecate, or otherwise dispose of any Stock Right, or of any right or privilege conferred thereby, contrary to the provisions thereof or hereof or upon the levy of any attachment or similar process upon any Stock Right, right or privilege, such Stock Right and such rights and privileges shall immediately become null and void.

        12. TERMS AND CONDITIONS OF STOCK RIGHTS. Stock Rights shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof to the extent applicable and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan. Without limiting the foregoing, such provisions may include transfer restrictions, rights of refusal, vesting provisions, repurchase rights and drag-along rights with respect to shares of Common Stock issuable upon exercise of Stock Rights, and such other restrictions applicable to shares of Common Stock issuable upon exercise of Stock Rights as the Committee may deem appropriate. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination, cancellation or other provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

        13. ADJUSTMENTS. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

        A. STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

        B. CONSOLIDATIONS, MERGERS OR SALES OF ASSETS OR STOCK. If the Company is to be consolidated with or acquired by another person or entity in a merger, sale of all or substantially all of the Company's assets or stock or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board") shall, with respect to outstanding Options or shares acquired upon exercise of any Option, take one or more of the following actions: (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; (ii) accelerate the date of exercise of such Options or of any installment of any such Options; (iii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options, including those which are not then exercisable, shall terminate; (iv) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof; or (v) in the event of a stock sale, require that the optionee sell to the purchaser to whom such stock sale is to be made, all shares previously issued to such optionee upon exercise of any Option, at a price equal to the portion of the net consideration from such sale which is attributable to such shares. Nothing contained herein will be deemed to require the Company to take, or refrain from taking, any one or more of the foregoing actions.

        C. RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization and had been the owner of the Common Stock receivable upon such exercise at such time.

        D. MODIFICATION OF ISOS. Notwithstanding the foregoing, any adjustments made pursuant to the foregoing subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code or any successor thereto) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

        E. ISSUANCES OF SECURITIES AND NON-STOCK DIVIDENDS. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company (and, in the case of securities of the Company, such adjustments shall be made pursuant to the foregoing subparagraph A).

        F. FRACTIONAL SHARES. No fractional shares shall be issued under the Plan, and the optionee shall receive from the Company cash in lieu of such fractional shares.

        G. ADJUSTMENTS. Upon the happening of any of the foregoing events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board, as applicable, shall determine the specific adjustments to be made under this paragraph 13 and its determination shall be conclusive.

        If any person or entity owning Common Stock obtained by exercise of a Stock Right made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs A, B or C above as a result of owning such Common Stock, except as otherwise provided in subparagraph B, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Board of Directors of the Surviving Entity.

        14. MEANS OF EXERCISING STOCK RIGHTS. A Stock Right (or any part or installment thereof) shall be exercised by the holder thereof giving written notice to the Company at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, delivery of an irrevocable and unconditional undertaking, satisfactory in form and substance to the Company, by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery to the Company of a copy of irrevocable and unconditional instructions, satisfactory in form and substance to the Company, to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, or (c) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right, or
(d) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (e) at the discretion of the Committee, by any combination of (a), (b) (c) and (d) above. The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by his Stock Right until the date of issuance of the shares subject to the Stock Right have been recorded in the books of the Company. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such issuance is recorded in the books of the Company.

        15. TERM AND AMENDMENT OF PLAN. This Plan was originally adopted by the Board on January 24, 2000 and approved by the stockholders of the Company on July 5, 2000. The Plan was amended by the Directors of the Company on January 15, 2001 and in March 2001, and the amendments were approved by the stockholders of the Company on May 17, 2001. The Plan was amended again by the Directors of the Company on March 25, 2003. The Plan was further amended by the Directors of the Company on April 13, 2004, and the amendment was approved by the stockholders of the Company on May 14, 2004. The Plan was further amended by the Directors of the Company in April 2005. The Plan shall expire on that date which is ten years from the date of its original adoption by the Board (except as to Options outstanding on the expiration date). Options may be granted under the Plan prior to the date of stockholder approval of the Plan.

        The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); and (d) the expiration date of the Plan may not be extended.

        16. SECTION 162(M). Notwithstanding anything herein to the contrary, no Stock Right shall become exercisable, vested or realizable if such Stock Right is granted to an employee that is a "covered employee" as defined in
Section 162(m) of the Code and the Committee has determined that such Stock Right should be structured so that it is not "applicable employee remuneration" under such Section 162(m) unless and until the terms of this Plan, including any amendment hereto, have been approved by the Company's stockholders in the manner and to the extent required under such Section 162(m).

        17. AMENDMENT OF STOCK RIGHTS. The Board or Committee may amend, modify or terminate any outstanding Stock Rights including, but not limited to, substituting therefor another Stock Right of the same or a different type, changing the date of exercise or realization, and converting an ISO to a Non-Qualified Option; provided that, except as otherwise provided in paragraphs 9, 10, and 15, the grantee's consent to such action shall be required unless the Board or Committee determines that the action, taking into account any related action, would not materially and adversely affect the grantee.

        18. APPLICATION OF FUNDS. The proceeds received by the Company from the exercise of Options granted and Restricted Stock Purchases authorized under the Plan shall be used for general corporate purposes.

        19. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

        20. WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon the exercise of a Non-Qualified Option, the making of a Restricted Stock Purchase for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 21), or the vesting of forfeitable stock purchased pursuant to a Restricted Stock Purchase, the Company, in accordance with Section 3402(a) of the Code, may require the holder of the Stock Right to pay additional withholding taxes in respect of the amount that is considered compensation includible in such person's gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the making of a Restricted Stock Purchase for less than its fair market value, or (iii) the vesting of forfeitable stock purchased pursuant to a Restricted Stock Purchase, on the grantee's payment of such additional withholding taxes.

        21. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO. A "Disqualifying Disposition" is any disposition (including any sale) of such Common Stock before the later of:

        A.      two years after the date the employee was granted the ISO, and

        B. one year after the date the employee acquired Common Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

        22. GOVERNING LAW; CONSTRUCTION. The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the state of Delaware. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.


(PLEASE SIGN, DATE AND RETURN                  /X/
THIS PROXY IN THE ENCLOSED           Votes must be indicated
POSTAGE PREPAID ENVELOPE.)           (x) in Black or Blue ink.


ITEM 1. Election of directors

FOR all nominees     / /        WITHHOLD AUTHORITY to vote        / /        *EXCEPTIONS     / /
listed below                    for all nominees listed below

NOMINEES: Charles Zhang, Charles Huang, Dave Qi and Shi Wang
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS"
BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions_____________________________________________       To change your address, please mark this box / /

ITEM 2. APPROVAL OF AMENDMENT TO                             FOR         AGAINST       ABSTAIN
        THE 2000 STOCK INCENTIVE PLAN.                       / /           / /           / /

ITEM 3. APPOINTMENT OF PRICEWATERHOUSECOOPERS ZHONG          FOR         AGAINST       ABSTAIN
        TIAN CPAS LIMITED COMPANYAS INDEPENDENT PUBLIC       / /          / /           / /
        ACCOUNTANTS

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER
MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                     Note: Please sign as your name(s) is (are) shown on the
                                                     certificates to which the Proxy applies. When signing as
                                                     attorney, executor, administrator, trustee or guardian,
                                                     please give full title as such. If a corporation, please
                                                     sign in full corporate name by president or other
                                                     authorized officer. If a partnership or limited
                                                     liability company, please sign in partnership or limited
                                                     liability company name by authorized person.

                                                     Date        Share Owner sign here    Co-Owner sign here

                                                     ----------  -----------------------  ------------------

                                  SOHU.COM INC.
                      LEVEL 12, VISION INTERNATIONAL CENTER
               NO. 1 UNIT ZHONGGUANCUN EAST ROAD, HAIDIAN DISTRICT
                   BEIJING 100084, PEOPLE'S REPUBLIC OF CHINA

           PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS - MAY 12, 2005

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The person or entity signed on the reverse side of this proxy card hereby appoints Charles Zhang and Carol Yu and each of them, as proxy or proxies for such person or entity, with full power of substitution, who may act by unanimous vote of said proxies or their substitutes as shall be present at the meeting, or, if only one be present, then the one shall have all the powers hereunder, to represent and to vote, as designated on the other side (if no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3), all of the shares of common stock, par value $.001 per share, of Sohu.com Inc. standing in the name of such person or entity on March 25, 2005 at the Annual Meeting of Stockholders of Sohu.com Inc. to be held on Thursday, May 12, 2005 at 10:00 a.m., Beijing time, and any adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                  SOHU.COM INC.
                                                  P.O. BOX 11075
                                                  NEW YORK, N.Y.  10203-0075

(Continued, and to be marked, dated and signed, on the other side.)